Exhibit 99(a)(1)(A)

KOPIN CORPORATION

OFFER TO PURCHASE ELIGIBLE OPTIONS

August 28, 2008

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE

AT 11:59 P.M., EASTERN TIME, ON SEPTEMBER 26, 2008,

UNLESS THE OFFER IS EXTENTED

As more fully described in the Offer to Purchase Eligible Options (the “Offering Memorandum”), Kopin Corporation (“Kopin,” “us” or “we”) is offering certain individuals the opportunity to have us purchase certain outstanding stock options to purchase shares of our common stock for certain cash payments with respect to such eligible options. We are making this offer (the “Offer”) upon the terms and subject to the conditions set forth in the Offering Memorandum and the attached exhibits, including the Election Form and the form of Cash Payment Right (collectively, the “Offering Documents”).

The Offer will expire at 11:59 p.m., Eastern Time, on September 26, 2008, unless extended (such time and date, the “Offer Expiration Date”). If we extend the period of time during which the Offer remains open, the term “Offer Expiration Date” will refer to the last time and date on which the Offer expires.

Some of our employees hold stock options with exercise prices that may be lower than the fair market value of our common stock on the applicable “grant date” determined for tax purposes. Holders of these options may therefore be subject to adverse personal tax consequences under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to any of these options that were unvested as of December 31, 2004. To address this situation, we are offering to purchase Eligible Options (as defined below) from Eligible Optionees (as defined below) upon the terms and subject to the conditions set forth in the Offering Documents to provide Eligible Optionees with the opportunity to avoid or minimize such adverse taxation.

No stock options or other equity securities will be granted by us to any Eligible Optionee in exchange for the tender of their Eligible Options pursuant to the Offer. Any future stock option or other equity security grants will be made at our sole discretion.

An option to purchase shares of our common stock will be subject to the Offer only to the extent that option meets the following conditions (an option that satisfies each of the following conditions is an “Eligible Option” for the purposes of the Offer):

•	the option was granted under one of our Plans (as defined below) and identified in the Offering Documents;

•

the option was granted with an exercise price per share that is less than the fair market value per share of our common stock on the applicable “measurement date” determined by us for financial reporting purposes;

•	the option is held by an Eligible Optionee;

•	the option is outstanding on the Offer Expiration Date; and

•	the option was unvested as of December 31, 2004.

If only a portion of an outstanding option is an Eligible Option (i.e., the portion that was unvested as of December 31, 2004), then only that portion will be purchased pursuant to the Offer. The balance of such option will not be subject to the Offer and will not constitute an Eligible Option for purposes of the Offer. Accordingly, the balance of such option (i.e., the portion that was vested as of December 31, 2004) will remain outstanding in accordance with its existing terms. The term “Plans” refers to our 2001 Equity Incentive Plan, as amended, and our 2001 Supplemental Equity Incentive Plan, as amended.

An individual is eligible to participate in the Offer only to the extent that such individual meets the following criteria (an individual that meets each of the following criteria is an “Eligible Optionee” for the purposes of the Offer):

•	the individual is an employee of Kopin (or any Kopin subsidiary) now and on the Offer Expiration Date;

•	the individual holds an Eligible Option;

•	the individual is or may be subject to income taxation in the United States with respect to that option; and

•	the individual is not a current or former Section 16 Officer or Director (as defined below) now and on the Offer Expiration Date.

The term “Section 16 Officer or Director” refers to each officer or director of Kopin contemplated by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No current or former Section 16 Officer or Director is eligible to participate in the Offer.

Eligible Optionees will receive a cash payment (“Cash Payment”) for their Eligible Options purchased pursuant to the Offer in an amount equal to the fair market value of such Eligible Options as of August 28, 2008 as determined by us using a commonly used method for valuing stock options, called “Black-Scholes”. Because option valuation is inherently speculative and imprecise, our determination as to the amount of an Eligible Optionee’s Cash Payment is final. Cash Payments will be subject to applicable withholdings and will be paid to Eligible Optionees whether or not they continue as employees of Kopin after the Offer Expiration Date.

Effective as of the Offer Expiration Date, Eligible Optionees will be granted the right to receive their Cash Payments (“Cash Payment Right”) in lump sum on the first regular payroll date of Kopin after January 1, 2009 for their Eligible Options purchased pursuant to the Offer (or, if earlier, with respect to any of their Eligible Expiring Options (as defined below) purchased pursuant to the Offer, on the date(s) such Eligible Expiring Options would have otherwise expired but for their purchase pursuant to the Offer). Promptly after the Offer Expiration Date, we will provide Eligible Optionees with a letter evidencing the Cash Payment Right. This delay in payment of the Cash Payment underlying the Cash Payment Right is required by currently available applicable guidance promulgated by the U.S. Internal Revenue Service (“IRS”) and the U.S. Department of Treasury (the “DOT”) under Section 409A (the “Interpretive Guidance”). The term “Eligible Expiring Option” refers to an Eligible Option that would have expired during the period commencing on the date immediately following the Offer Expiration Date and ending on January 1, 2009 but for its purchase pursuant to the Offer (for example, because of termination of employment).

Participation in the Offer is entirely voluntary. However, if an Eligible Optionee wishes to accept the Offer and holds more than one Eligible Option, the Eligible Optionee must tender all of his or her Eligible Options. The Offer is not conditioned upon the acceptance of the Offer with respect to any minimum number of Eligible Options (although you must tender all of your Eligible Options in order to participate), but it is subject to customary conditions, which are described in Section 8 of Part III of the Offering Memorandum.

Shares of our common stock are listed on the NASDAQ National Market under the symbol “KOPN”. On August 8, 2008, the last reported sale price of our common stock on the NASDAQ National Market was $3,21 per share. Neither the exercise price currently in effect for each Eligible Option nor such last reported sale price of our common stock on the NASDAQ National Market is meant to reflect our view of what the trading price of our common stock will be in the short, medium or long-term.

As of August 8, 2008, options to purchase 6,308,026 shares of our common stock were issued and outstanding under the Plans, including Eligible Options to purchase up to 213,148 shares of our common stock.

Although our Board of Directors has approved the Offer, neither we nor our Board of Directors will make any recommendation as to whether you should tender your Eligible Options for purchase. You must make your own decision whether to tender your Eligible Options after taking into account your own personal circumstances and preferences. Before you decide whether to participate in the Offer, we recommend that you consult with your personal tax, financial and legal advisors with respect to the application of Section 409A (and other tax laws) to your Eligible Options and the consequences to you of tendering or not tendering your Eligible Options pursuant to the Offer. You should be aware that adverse tax consequences under Section 409A may apply to your Eligible Options if they are not tendered pursuant to the Offer. You will be solely responsible for any taxes, penalties, and interest payable, including under Section 409A (and other tax laws) with respect to your Eligible Options.

IMPORTANT INFORMATION

You may tender your Eligible Options at any time before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer) in accordance with the provisions of Section 4 of Part III of the Offering Memorandum. You may withdraw your tendered Eligible Options at any time before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer) in accordance with the provisions of Section 5 of Part III of the Offering Memorandum. In addition, you may withdraw your tendered Eligible Options if, after forty (40) business days after the commencement of the Offer if we have not accepted your tendered Eligible Options for purchase. Any Eligible Option you withdraw will no longer be deemed tendered pursuant to the Offer. You may not rescind your withdrawal of your Eligible Options unless you properly re-tender your Eligible Options before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer) by following the election procedures described in Section 4 of Part III of the Offering Memorandum.

We will provide you with a personalized Election Form that contains information with respect to each of your Eligible Options, which you must use if you elect to tender, withdraw and/or re-tender your Eligible Options pursuant to the Offer. The form of Election Form prior to personalization is filed as Exhibit A to the Offering Memorandum. If you do not receive your personalized Election Form, please contact Joan Evans immediately by telephone at 508-824-6696 extension 676 or by email at hrinfo@kopin.com.

You will need to complete and execute your personalized Election Form in accordance with the instructions on the form. You may submit your properly completed and executed Election Form by: (i) facsimile to the attention of Joan Evans at 508-822-9018, (ii) pdf email to hrinfo@kopin.com or (iii) hand delivery to Joan Evans or Michelle Aucoin at Kopin Corporation, 200 John Hancock Road, Taunton, Massachusetts 02780. Submissions made by any other means will not be accepted. Your properly completed and executed Election Form must be submitted and received by us before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer). If your properly completed and executed Election Form is not submitted and received by us before 11:59 p.m., Eastern Time, on the Offer Expiration Date it will be disregarded.

We will provide you with an Election Confirmation Statement substantially in the form filed as Exhibit B to the Offering Memorandum that confirms the election you made for your Eligible Options. In the event that you do not receive this statement, please contact Joan Evans immediately by telephone at 508-824-6696 extension 676 or by email at hrinfo@kopin.com.

If you wish to tender, withdraw and/or re-tender any of your Eligible Options you must elect to tender, withdraw and/or re-tender all of your Eligible Options.

Your acceptance of the Offer pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. Our acceptance of your properly completed, executed and submitted Election Form will form a binding agreement between you and us on the terms and subject to the conditions of the Offer.

You should direct questions about the Offer to Joan Evans by telephone at 508-824-6696 extension 676 or by email at hrinfo@kopin.com. However, we have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in Offering Documents. If anyone makes any representation or gives you any information that is different from the representations and information contained in these documents, you must not rely upon that representation or information as having been authorized by us.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or not tender your Eligible Options pursuant to the Offer.

The Offer has not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state or foreign securities commission, nor has the SEC or any state or foreign securities commission passed upon the accuracy or adequacy of the information contained in the Offer. Any representation to the contrary is a criminal offense.

KOPIN CORPORATION

OFFER TO PURCHASE ELIGIBLE OPTIONS

August 28, 2008

OFFERING MEMORANDUM

TABLE OF CONTENTS

		PAGE
I.	SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS	1
1.	Table of Summary Terms	1
2.	Questions and Answers	3
II.	CERTAIN RISKS OF PARTICIPATING IN THE OFFER	13
III.	THE OFFER	15
1.	Eligible Optionees; Eligible Options; Cash Payment; Additional Definitions; Offer Expiration Date; No Other Rights; Additional Considerations	15
2.	Purpose of the Offer	18
3.	Status of Eligible Options Not Purchased	19
4.	Procedures for Electing to Participate in the Offer	19
5.	Withdrawal Rights	20
6.	Acceptance of Eligible Options for Purchase	20
7.	Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects	21
8.	Conditions of the Offer	21
9.	Price Range of Common Stock Underlying the Eligible Options	23
10.	Source and Amount of Consideration	24
11.	Information Concerning Kopin	24
12.	Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Kopin Securities; Material Agreements with Directors and Executive Officers	25
13.	Status of Eligible Options Purchase Pursuant to the Offer	26
14.	Legal Matters; Regulatory Approvals	26
15.	Material U.S. Federal Income Tax Consequences	26
16.	Extension of the Offer; Termination; Amendment	28
17.	Fees and Expenses	29
18.	Additional Information	30
19.	Forward-looking Statements; Miscellaneous	30

SCHEDULES
Schedule A	Information Concerning Executive Officers and Directors
EXHIBITS
Exhibit A	Form of Election Form
Exhibit B	Form of Election Confirmation Statement
Exhibit C	Form of Cash Payment Right
Exhibit D	Form of Email Notification to Eligible Optionees

KOPIN CORPORATION

OFFER TO PURCHASE ELIGIBLE OPTIONS

August 28, 2008

OFFERING MEMORANDUM

I.	SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

Part I of the Offer to Purchase Eligible Options (the “Offering Memorandum”) sets forth a table summarizing the material terms of this offer (the “Offer”) and reviews those material terms in a question-and-answer format. Additional important information about the Offer is contained in the remainder of this Offering Memorandum and in the accompanying exhibits, including the Election Form and the form of Cash Payment Right (collectively, the “Offering Documents”). Kopin Corporation (“Kopin”, “we” or “us”) is making the Offer upon the terms and subject to the conditions set forth in the Offering Documents, as they many be amended. The information in this section of the Offering Memorandum is not complete and may not contain all of the information that is important to you. We urge you to read carefully the entire Offering Memorandum and other Offering Documents, as well as the information to which we refer you. We have included references to other relevant sections of the Offering Memorandum where you can find more complete descriptions of the topics in this section of the Offering Memorandum.

1.	Table of Summary Terms

Eligible Participants	You are an “Eligible Optionee” only if: (i) you are an employee of Kopin (or any Kopin subsidiary) now and on the Offer Expiration Date (as defined below); (ii) you hold an Eligible Option (as defined below); (iii) you are or may be subject to income taxation in the United States with respect to that option; and (iv) you are not a current or former Section 16 Officer or Director (as defined below) now and on the Offer Expiration Date.

The term “Section 16 Officer or Director” refers to each officer and director of Kopin contemplated by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

No current or former Section 16 Officer or Director is eligible to participate in the Offer.

Eligible Options	An option to purchase shares of our common stock is an “Eligible Option” only if: (i) the option was granted under one of our Plans (as defined below) and identified in the Offering Documents; (ii) the option was granted with an exercise price per share that is less than the fair market value per share of our common stock on the applicable “measurement date” determined by us for financial reporting purposes; (iii) the option is held by an Eligible Optionee; (iv) the option is outstanding on the Offer Expiration Date; and (v) the option was unvested as of December 31, 2004.

If only a portion of an outstanding option is an Eligible Option (i.e., the portion that was unvested as of December 31, 2004), then only that portion will be purchased pursuant to the Offer. The balance of such option will not be subject to the Offer and will not constitute an Eligible Option for purposes of the Offer. Accordingly, the balance of such option (i.e., the portion that was vested as of December 31, 2004) will remain outstanding in accordance with its existing terms. The term “Plans” refers to our 2001 Equity Incentive Plan, as amended, and our 2001 Supplemental Equity Incentive Plan, as amended.

Consideration	A cash payment for your Eligible Options (“Cash Payment”) in an amount equal to the fair market value of your option as of August 28, 2008 as determined by us using a commonly used method for valuing stock options, called “Black-Scholes”. Because option valuation is inherently speculative and imprecise, our determination as to the amount of your Cash Payment is final. For a more detailed explanation of Black-Scholes and other additional information on the determination by us of your Cash Payment, see “Cash Payment” in Section 1 of Part III of this Offering Memorandum entitled “Material Terms; Additional Definitions; Terminated Employees; Offer Expiration Date; No Other Rights; Additional Consideration”.

Offer Expiration Date	The Offer will expire at 11:59 p.m., Eastern Time, on September 26, 2008, unless extended (such time and date, the “Offer Expiration Date”). If we extend the period of time during which the Offer remains open, the term “Offer Expiration Date” will refer to the last time and date on which the Offer expires.

Rationale for Offer	Some of our employees hold stock options with exercise prices that may be lower than the fair market value of our common stock on the applicable “grant date” determined for tax purposes. Holders of these options may therefore be subject to adverse personal tax consequences under Section 409A with respect to their Eligible Options. To address this situation, we are offering to purchase Eligible Options from Eligible Optionees upon the terms and subject to the conditions set forth in the Offering Documents to provide Eligible Optionees with the opportunity to avoid or minimize such adverse taxation. See Section 2 of Part III of this Offering Memorandum entitled “Purpose of the Offer” for more information.

No stock options or other equity securities will be granted by us to any Eligible Optionee in exchange for the tender of their Eligible Options pursuant to the Offer. Any future stock option or other equity security grants will be made at our sole discretion.

General Requirements	You are not required to accept the Offer. However, if you wish to participate in the Offer and you hold more than one Eligible Option, you must tender all of your Eligible Options.

If only a portion of an outstanding option is an Eligible Option (i.e., the portion that was unvested as of December 31, 2004), then only that portion will be purchased pursuant to the Offer. The balance of such option will not be subject to the Offer and will not constitute an Eligible Option for purposes of the Offer. Accordingly, the balance of such option (i.e., the portion that was vested as of December 31, 2004) will remain outstanding in accordance with its existing terms.

The Offer is not conditioned upon the acceptance of the Offer with respect to any minimum number of Eligible Options (although you must tender all of your Eligible Options in order to participate), but it is subject to customary conditions, which are described in Section 8 of Part III of this Offering Memorandum.

Payment of Consideration	Effective as of the Offer Expiration Date you will be granted the right to receive your Cash Payment, less applicable tax withholdings, in lump sum on the first regular payroll date of Kopin after January 1, 2009 for your properly tendered and accepted Eligible Options (or, if earlier, with respect to any of your properly tendered and accepted Eligible Expiring Options, on the date(s) such Eligible Expiring Options would have otherwise expired but for their purchase pursuant to the Offer). The Cash Payment will be subject to applicable withholdings and will be paid to you whether or not you continue as an employee after the Offer Expiration Date. The term “Eligible Expiring Option” refers to an Eligible Option that would have expired during the period commencing on the date immediately following the Offer Expiration Date and ending on January 1, 2009 but for its purchase pursuant to the Offer (for example, because of termination of employment).

Promptly after the Offer Expiration Date, we will provide you with a letter evidencing the Cash Payment Right. This delay in our payment of the Cash Payment underlying the Cash Payment Right is required by currently available guidance promulgated by the U.S. Internal Revenue Service (“IRS”) and the U.S. Department of Treasury (the “DOT”) under Section 409A (the “Interpretive Guidance”). See Section 15 of Part III of this Offering Memorandum entitled “Material Federal U.S. Income Tax Consequences”.

2.	Questions and Answers

Q1.	What is the Offer?

Some of our employees hold stock options with exercise prices that may be lower than the fair market value of our common stock on the applicable “grant date” determined for tax purposes. Holders of these options may therefore be subject to adverse personal tax consequences under Section 409A with respect to any of these options that were unvested as of December 31, 2004. To address this situation, we are offering to purchase Eligible Options from Eligible Optionees upon the terms and subject to the conditions set forth in the Offering Documents to provide Eligible Optionees with the opportunity to avoid or minimize such adverse taxation.

Q2.	What defined terms are important to understand the Offer?

“Cash Payment” refers to a cash payment equal to the fair market value of an Eligible Optionee’s Eligible Options purchased pursuant to the Offer as of August 28, 2008 as determined by us using “Black-Scholes” payable to such Eligible Optionee for such Eligible Options.

“Cash Payment Right” refers to the right to receive a Cash Payment, less applicable tax withholdings, in lump sum on the first regular payroll date of Kopin after January 1, 2009 for an Eligible Optionee’s Eligible Options purchased pursuant to the Offer (or, if earlier, with respect to any Eligible Expiring Options purchased pursuant to the Offer, on the date(s) such Eligible Expiring Options would have otherwise expired but for their purchase pursuant to the Offer).

“Code” refers to the Internal Revenue Code of 1986, as amended.

“DOT” refers to the U.S. Department of Treasury.

“Election Form” is the form that an Eligible Optionee must use to tender Eligible Options for purchase pursuant to the Offer.

“Eligible Expiring Option” refers to an Eligible Option that would have expired during the period commencing on the date immediately following the Offer Expiration Date and ending on January 1, 2009 but for its purchase pursuant to the Offer (for example, because of termination of employment).

“Eligible Optionees” refers to all individuals who: (i) are employees of Kopin (or any Kopin subsidiary) now and on the Offer Expiration Date; (ii) hold an Eligible Option; (iii) are or may be subject to income taxation in the United States with respect to that option; and (iv) are not a current or former Section 16 Officer or Director now and on the Offer Expiration Date.

“Eligible Options” refers to options to purchase shares of our common stock that: (i) were granted under one of our Plans and identified in the Offering Documents; (ii) were granted with an exercise price per share that is less than the fair market value per share of our common stock on the applicable “measurement date” determined by us for financial reporting purposes; (iii) are held by Eligible Optionees; (iv) are outstanding on the Offer Expiration Date; and (v) were unvested as of December 31, 2004.

If only a portion of an outstanding option is an Eligible Option (i.e., the portion that was unvested as of December 31, 2004), then only that portion will be purchased pursuant to the Offer. The balance of such option will not be subject to the Offer and will not constitute an Eligible Option for purposes of the Offer. Accordingly, the balance of such option (i.e., the portion that was vested as of December 31, 2004) will remain outstanding in accordance with its existing terms.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“IRS” refers to the U.S. Internal Revenue Service.

“Interpretive Guidance” refers to currently available guidance promulgated by the IRS and the DOT under Section 409A.

“Offer” refers to our offer to purchase Eligible Options from Eligible Optionees upon the terms and subject to the conditions set forth in the Offering Documents.

“Offer Expiration Date” refers to the time and date that the Offer expires, currently set for 11:59 p.m., Eastern Time, on September 26, 2008, unless extended. If we extend the period of time during which the Offer remains open, the term “Offer Expiration Date” will refer to the last time and date on which the Offer expires.

“Plans “ refers to our 2001 Equity Incentive Plan, as amended, and our 2001 Supplemental Equity Incentive Plan, as amended.

“Section 16 Officer or Director” refers to each officer or director of Kopin contemplated by Section 16 of the Exchange Act.

“Section 409A” refers to Section 409A of the Code.

Q3.	Who is eligible to participate in the Offer?

You may participate in the Offer if you: (i) are an employee of Kopin (or any Kopin subsidiary) now and on the Offer Expiration Date; (ii) hold an Eligible Option; (iii) are or may be subject to income taxation in the United States with respect to that option; and (iv) are not a current or former Section 16 Officer or Director now and on the Offer Expiration Date.

No current or former Section 16 Officer or Director is eligible to participate in the Offer.

Q4.	What options are eligible for purchase pursuant to the Offer?

An option to purchase shares of our common stock is eligible for purchase pursuant to the Offer only if: (i) the option was granted under one of our Plans and identified in the Offering Documents; (ii) the option was granted with an exercise price per share that is less than the fair market value per share of our common stock on the applicable “measurement date” determined by us for financial reporting purposes; (iii) the option is held by an Eligible Optionee; (iv) the option is outstanding on the Offer Expiration Date; and (v) the option was unvested as of December 31, 2004.

If only a portion of an outstanding option is an Eligible Option (i.e., the portion that was unvested as of December 31, 2004), then only that portion will be purchased pursuant to the Offer. The balance of such option will not be subject to the Offer and will not constitute an Eligible Option for purposes of the Offer. Accordingly, the balance of such option (i.e., the portion that was vested as of December 31, 2004) will remain outstanding in accordance with its existing terms.

Q5.	Why is Kopin making the Offer?

Some of our employees hold stock options with exercise prices that may be lower than the fair market value of our common stock on the applicable “grant date” determined for tax purposes. Holders of these options may therefore be subject to adverse personal tax consequences under Section 409A with respect to their Eligible Options. To address this situation, we are offering to purchase Eligible Options from Eligible Optionees upon the terms and subject to the conditions set forth in the Offering Documents to provide Eligible Optionees with the opportunity to avoid or minimize such adverse taxation.

See Section 2 of Part III of the Offering Memorandum entitled “Purpose of the Offer” for more information.

Q6.	What consideration will I receive for my Eligible Options purchased pursuant to the Offer?

If you are an Eligible Optionee, you will receive a cash payment for your Eligible Options purchased in the Offer in an amount equal to the fair market value of such Eligible Options as of August 28, 2008 as determined by us using a commonly used method for valuing stock options, called “Black-Scholes”. Your specific amount of Cash Payment is set forth in your personalized Election Form. Because option valuation is inherently speculative and imprecise, our determination as to the amount of your Cash Payment is final. For a more detailed explanation of Black-Scholes and other additional information on the determination by us of your Cash Payment, see “Cash Payment” in Section 1 of Part III of this Offering Memorandum entitled “Material Terms; Additional Definitions; Terminated Employees; Offer Expiration Date; No Other Rights; Additional Consideration”.

Your Cash Payment will be subject to applicable withholdings and will be paid to you whether or not you continue as an employee of Kopin (or any Kopin subsidiary) after the Offer Expiration Date.

Q7.	When will I receive my Cash Payment?

Effective as of the Offer Expiration Date you will be granted the right to receive your Cash Payment, less applicable tax withholdings, in lump sum on the first regular payroll date of Kopin after January 1, 2009 for your Eligible Options purchased pursuant to the Offer (or, if earlier, with respect to any of your Eligible Expiring Options purchased pursuant to the Offer, on the date(s) such Eligible Expiring Options would have otherwise expired but for their purchase pursuant to the Offer). Promptly after the Offer Expiration Date, we will provide you with a letter evidencing the Cash Payment Right. This delay in our payment of the Cash Payment underlying the Cash Payment Right is required by the currently available Interpretive Guidance.

Q8.	Why won’t I receive my Cash Payment immediately following the Offer Expiration Date?

The currently available Interpretive Guidance that allows us to offer to purchase Eligible Options to provide Eligible Optionees with the opportunity to avoid or minimize adverse personal tax consequences under Section 409A with respect to their Eligible Options also imposes certain requirements regarding the timing of cash payments with respect thereto. This guidance does not allow us to make the Cash Payments to Eligible Optionees in 2008 (other than with respect to Eligible Expiring Options). Therefore, the earliest we can make the Cash Payments to Eligible Optionees for their Eligible Options purchased pursuant to the Offer without defeating the purpose of the Offer is generally in January 2009.

Q9.	What are the adverse personal tax consequences under Section 409A with respect to an option deemed to be subject to Section 409A?

Based on the currently available Interpretive Guidance, and before taking into account the transitional aspects of the Interpretive Guidance described immediately below, we believe that the following adverse personal tax consequences under Section 409A may apply to Eligible Options not purchased pursuant to the Offer:

•	In the year the Eligible Option vests:

(i)	The Eligible Optionee will generally recognize taxable income in the tax year(s) when the Eligible Option vests (. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares. While it is not clear when this income would be measured, as the IRS and DOT have not yet issued final guidance on this point, the amount of income will likely be based on the value of the shares either on the vesting date or on December 31 of the year in which the option vests.

(ii)	The Eligible Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with vesting.

(iii)	The Eligible Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported and for each year thereafter until the income is reported and paid.

(iv)	This taxation could occur even though the Eligible Option remains unexercised.

•	In the years between the year of vesting and the year of exercise:

(i)	The Eligible Optionee will generally recognize taxable income with respect to the Eligible Option in the tax year(s) between the year of vesting and the year of exercise. The amount of income recognized will likely be equal to the fair market value of the vested shares on December 31 of such tax year, less the exercise price payable for those shares and less any income previously recognized.

(ii)	The Eligible Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized on that December 31.

(iii)	The Eligible Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported and for each year thereafter until the income is reported and paid.

(iv)	This taxation could occur even though the Eligible Option remains unexercised.

•	In the year the Eligible Option is exercised:

(i)	The Eligible Optionee will generally recognize taxable income in the tax year(s) when the Eligible Option is exercised. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares on the date of exercise, less the sum of the exercise price paid and any income previously recognized (i.e., income recognized upon vesting and each December 31 thereafter).

(ii)	The Eligible Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with its exercise.

Under the transitional aspects of the Interpretive Guidance, however, it does not appear that you will be required to retroactively recognize income and pay taxes on Eligible Options which vested in tax years prior to 2009 unless you previously exercised options after 2005 which would have otherwise been Eligible Options. Instead, the adverse personal tax consequences described above will first arise in 2009 as to Eligible Options which vested in tax years prior to 2009 if you do not participate in the Offer. For example, if you hold an Eligible Option which vested in 2006 and do not participate in the Offer, you will first recognize taxable income, if any, and suffer the other adverse personal tax consequences described above, in 2009, based either on the rules applicable to tax years between the year of vesting and exercise, if you do not choose to exercise that Eligible Option in 2009 or, otherwise, based on the rules applicable to the tax year of exercise. In such cases, however, the additional tax in the nature of interest mentioned above it still be computed from the year of vesting (2006 in this example), based on the taxable income you should have reported in that and subsequent years.

In addition, certain states have adopted tax laws that may operate in a manner similar to Section 409A such that an Eligible Optionee may also incur additional taxes and penalties under such state law provisions with respect to Eligible Options based on the state in which he or she is subject to taxation. We recommend that you consult with your personal tax, financial and legal advisors with respect to the application of Section 409A (and other tax laws) to your Eligible Options and consequences to you of tendering or not tendering your Eligible Options pursuant to the Offer.

You should note that we must report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings, in respect of any income that should be recognized by an Eligible Optionee under Section 409A (and other applicable tax laws) in connection with Eligible Options whether or not they are purchased pursuant to the Offer. You will be solely responsible for any taxes, penalties and interest payable, including under Section 409A (and other tax laws), with respect to your Eligible Options. Please see Section 15 of Part III of this Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for more information.

Q10.	If I participate in the Offer, am I guaranteed not to be subject to adverse personal tax consequences under Section 409A with respect to my Eligible Options?

No. At this time there is incomplete guidance as to how Section 409A applies to Eligible Options, and any future guidance or determination by the IRS or the DOT could provide that the purchase of your Eligible Options pursuant to the Offer does not avoid or minimize the potential adverse personal tax consequences of Section 409A. However, we believe that this Offer complies in good faith with the currently available Interpretive Guidance to provide Eligible Optionees with the opportunity to avoid or minimize the potentially adverse personal tax consequences of Section 409A with respect to their Eligible Options. Accordingly, it is not entirely certain that your participation in the Offer would avoid or minimize the potential adverse personal tax consequences under Section 409A with respect to your Eligible Options. Before you decide whether to participate in the Offer, we recommend that you consult with your personal tax, financial and legal advisors with respect to the application of Section 409A (and other tax laws) to your Eligible Options and the consequences to you of tendering or not tendering your Eligible Options pursuant to the Offer. See Section 15 of Part III of this Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for more information.

Q11.	What are the U.S. federal tax consequences of participating in the Offer?

If your tendered Eligible Options are purchased pursuant to the Offer you will recognize taxable income for U.S. federal income tax purposes at the time you receive your Cash Payment with respect to such Eligible Options. Accordingly we will withhold all applicable tax withholdings with respect thereto.

At this time there is incomplete guidance as to how Section 409A applies to Eligible Options. However, we believe that the Offer complies in good faith with the currently available Interpretive Guidance to provide Eligible Optionees with the opportunity to avoid or minimize the potentially adverse personal tax consequences of Section 409A with respect to their Eligible Options.

If you are subject to the tax laws of foreign jurisdictions in addition to those of the United States, there may be additional tax consequences of participating in the Offer. We recommend that you consult with your personal tax, financial and legal advisors with respect to the application of Section 409A (and other tax laws) to your Eligible Options and the consequences to you of tendering or not tendering your Eligible Options pursuant to the Offer. See Section 15 of Part III of this Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for more information.

Q12.	What are the U.S. federal tax consequences of not participating in the Offer?

If you do not tender your Eligible Options, you may be subject to adverse personal tax consequences under Section 409A with respect to your Eligible Options, whether or not you actually exercise them. Section 409A provides that stock options granted with an exercise price less than the fair market value of the underlying stock on the applicable “grant dates” determined for tax purposes that were unvested as of December 31, 2004 constitute deferred compensation within the meaning of and subject to Section 409A. While not entirely clear under the Interpretive Guidance, without remedial action, holders of such options will likely be subject to U.S. federal income taxation in either 2009 or if later the year in which such stock options vest (as opposed to the year in which they are exercised) in an amount equal to the difference between the fair market value of the underlying stock and the exercise price, and be subject to an additional twenty percent (20%) penalty tax on such amount plus interest penalties. Please see Question 9 above for a description of the potential adverse personal tax consequences that may be applicable to Eligible Options under Section 409A. You should note that we must report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings, in respect of any income that should be recognized by an Eligible Optionee under Section 409A (and other applicable tax laws) in connection with Eligible Options whether or not they are purchased pursuant to the Offer. You will be solely responsible for any income taxes, penalties and interest payable, including under Section 409A (and other tax laws) with respect to your Eligible Options. Please see Section 15 of Part III of this Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for more information.

Q13.	Am I required to accept the Offer?

No. Participation in the Offer is entirely voluntary. If you wish to accept the Offer and you hold more than one Eligible Option, you must tender all of your Eligible Options. However, if you do not participate in the Offer, you may be subject to adverse personal tax consequences under Section 409A with respect to your Eligible Options. Please see Question 9 above for a description of the potential adverse personal tax consequences that may be applicable to Eligible Options under Section 409A.

Q14.	Will my decision about whether or not to participate in the Offer affect my eligibility to receive future stock option grants and other equity awards from Kopin?

No. Your decision to accept or reject the Offer will have no effect on your eligibility to receive stock option grants and other equity awards in the future from us.

We will not grant any Eligible Optionee any stock options or other equity securities in exchange for the tender of their Eligible Options pursuant to the Offer. Any future stock option grants or other equity security awards will be made at our sole discretion.

Q15.	What happens if I am not an employee of Kopin (or any Kopin subsidiary) on the Offer Expiration Date?

If you are not an employee of Kopin (or any Kopin subsidiary) on the Offer Expiration Date, then none of your tendered Eligible Options will be purchased and you will not receive any Cash Payment with respect thereto. Any tendered Eligible Options will be returned to you and will remain outstanding in accordance with their existing terms.

Q16.	Can I exercise my Eligible Options after I tender them but before the Offer Expiration Date?

Yes. You may exercise your Eligible Options after you tender them but before the Offer Expiration Date, provided such exercise complies with the existing terms of your Eligible Options, our Insider Trading Policy and any interim blackout periods during which cashless exercises and sales to cover are prohibited. However, if you exercise your Eligible Options before the Offer Expiration Date, any election you made to tender those exercised Eligible Options pursuant to the Offer will be null and void. Consequently, you may become subject to adverse personal tax consequences under Section 409A with respect to all of your Eligible Options if you exercise any of your Eligible Options before the Offer Expiration Date.

Q17.	If my Eligible Options were originally granted with the intention that they qualify as “incentive stock options” for tax purposes, will they still be treated as incentive stock options if I do not participate in the Offer?

Some of your Eligible Options may have been originally granted with the intention that they would qualify as “incentive stock options” (“ISOs”) for tax purposes. To qualify as an ISO, an option must be granted with an exercise price that is at least equal to the fair market value of the underlying stock on the “grant date” determined for tax purposes (among other requirements). Based on the currently available guidance of the IRS and the DOT under the Code, it is unclear whether the IRS will respect the stated dates of grant of your Eligible Options used at the time such options were granted or determine that the “grant date” for tax purposes (including for purposes of determining compliance with Section 409A and the rules governing “incentive stock options”) must be the same as the “measurement date” determined by us for financial reporting purposes. Accordingly, there can be no assurance that your Eligible Options granted with the intention of qualifying as ISOs would be treated by the IRS as such.

In addition, you should note that we will treat all Eligible Options as non-statutory stock options, including any Eligible Options that were intended to qualify as ISOs, and report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings, in respect of any income that should be recognized by an Eligible Optionee under Section 409A (and other applicable tax laws) in connection with Eligible Options whether or not they are purchased pursuant to the Offer. You will be solely responsible for any income taxes, penalties and interest payable, including under Section 409A (and other tax laws), with respect to your Eligible Options. Please see Section 15 of Part III of this Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for more information.

Q18.	What are the conditions of the Offer?

The Offer is subject to a number of conditions, including the conditions described in Section 8 of Part III of this Offering Memorandum. See Section 8 Part III of this Offering Memorandum entitled “Conditions of the Offer” for more information.

The Offer is not conditioned upon the tender of a minimum number of Eligible Options, although you must tender all of your Eligible Options in order to participate.

Q19.	When does the Offer expire? Can the Offer be extended, and if so, will I be notified?

The Offer will expire on the Offer Expiration Date, currently set for 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer). Although we do not currently intend to do so, we may, in our discretion, extend the Offer at any time. If the Offer is extended, we will notify you of the extension and make a public announcement thereof no later than 9:00 a.m., Eastern Time, on the next business day following the last previously scheduled or announced expiration of the Offer. Please see Section 16 of Part III of this Offering Memorandum entitled “Extension of the Offer; Termination; Amendment” for more information.

Q20.	How and when do I tender my Eligible Options?

You may tender your Eligible Options at any time before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer) in accordance with the provisions of Section 4 of Part III of this Offering Memorandum.

We will provide you with a personalized Election Form that contains information with respect to each of your Eligible Options, which you must use if you elect to tender your Eligible Options pursuant to the Offer. The form of Election Form prior to personalization is filed as Exhibit A to this Offering Memorandum.

You will need to complete and execute your personalized Election Form in accordance with the instructions on the form. You may submit your properly completed and executed Election Form by: (i) facsimile to the attention of Joan Evans at 508-822-9018, (ii) pdf email to hrinfo@kopin.com or (iii) hand delivery to Joan Evans or Michelle Aucoin at Kopin Corporation, 200 John Hancock Road, Taunton, Massachusetts 02780. Submissions made by any other means will not be accepted. Your properly completed and executed Election Form must be submitted and received by us before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer). If your properly completed and executed Election Form is not submitted and received by us before 11:59 p.m., Eastern Time, on the Offer Expiration Date it will be disregarded. We will provide you with an Election Confirmation Statement substantially in the form filed as Exhibit B to this Offering Memorandum that confirms the election you made for your Eligible Options.

If you wish to tender any of your Eligible Options you must elect to tender all of your Eligible Options.

See Section 4 of Part III of this Offering Memorandum entitled “Procedures for Tendering Eligible Options” for more information.

Q21.	How and when may I withdraw previously tendered Eligible Options or re-tender previously withdrawn Eligible Options?

You may withdraw your tendered Eligible Options at any time before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer) in accordance with the provisions of Section 5 of Part III of this Offering Memorandum. In addition, you may withdraw your tendered Eligible Options if, after forty (40) business days after the commencement of the Offer we have not accepted your tendered Eligible Options for purchase. Any Eligible Option you withdraw will no longer be deemed tendered pursuant to the Offer. You may not rescind your withdrawal of your Eligible Options unless you properly re-tender your Eligible Options before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer) by following the election procedures described in Section 4 of Part III of this Offering Memorandum.

We will provide you with a personalized Election Form that contains information with respect to each of your Eligible Options, which you must use if you elect to withdraw or re-tender your Eligible Options pursuant to the Offer. The form of Election Form prior to personalization is filed as Exhibit A to this Offering Memorandum.

You will need to complete and execute your personalized Election Form in accordance with the instructions on the form. You may submit your properly completed and executed Election Form by: (i) facsimile to the attention of Joan Evans at 508-822-9018, (ii) pdf email to hrinfo@kopin.com or (iii) hand delivery to Joan Evans or Michelle Aucoin at Kopin Corporation, 200 John Hancock Road, Taunton, Massachusetts 02780. Submissions made by any other means will not be accepted. Your properly completed and executed Election Form must be submitted and received by us before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer). If your properly completed and executed Election Form is not submitted and received by us before 11:59 p.m., Eastern Time, on the Offer Expiration Date it will be disregarded. We will provide you with an Election Confirmation Statement substantially in the form filed as Exhibit B to this Offering Memorandum that confirms the election you made for your Eligible Options.

If you wish to withdraw or re-tender any of your Eligible Options you must elect to withdraw or re-tender all of your Eligible Options.

See Section 4 of Part III of this Offering Memorandum entitled “Procedures for Tendering Eligible Options” and Section 5 of Part III of this Offering Memorandum entitled “Withdrawal Rights” for more information.

Q22.	Who will make determinations with respect to the proper and timely tender of Eligible Options and acceptance thereof?

We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Election Forms as well as to the eligibility of a holder of an option to purchase our common stock to participate in the Offer, the eligibility of an option to purchase shares of our common stock, or portion thereof, to be subject to the Offer and the amount of Cash Payment payable with respect to an Eligible Option purchased pursuant to the Offer. Our determinations regarding these matters will be final and binding on all parties. We may reject any or all Election Forms to the extent that we determine they were not properly or timely completed, executed or submitted or to the extent that we determine it is unlawful to accept an Eligible Option that you elected to tender. We may waive any or all of the conditions of the Offer for all Eligible Optionees. If we waive a condition to the Offer for any one Eligible Optionee, the condition will be waived for all Eligible Optionees. We may waive any defect or irregularity in any Election Form with respect to any particular option or any particular Eligible Optionee. No tendered Eligible Options will be accepted until all defects or irregularities in the submission have been cured by the Eligible Optionee or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the election to tender any Eligible Option, and no one will be liable for failing to give notice of any such defects or irregularities. The Offer is a one-time offer and we will strictly enforce the Offer Expiration Date, subject to our right to grant an extension of the Offer at our sole discretion.

Q23.	Does Kopin make any recommendations as to whether I should tender my Eligible Options pursuant to the Offer?

Although our Board of Directors has approved the Offer, neither we nor our Board of Directors make any recommendation as to whether you should tender your Eligible Options. You must make your own decision whether to tender your Eligible Options, after taking into account your own personal circumstances and preferences. Before you decide whether to participate in the Offer, we recommend that you consult with your personal tax, financial and legal advisors with respect to the application of Section 409A (and other tax laws) to your Eligible Options and the consequences to you of tendering or not tendering your Eligible Options pursuant to the Offer.

Q24.	What are some of the key dates to remember for the Offer?

The Offer will commence August 28, 2008.

The Offer will expire on the Offer Expiration Date, currently set for 11:59 p.m., Eastern Time, on September 26, 2008, unless extended.

You may tender your Eligible Options at any time before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer).

You may withdraw your tendered Eligible Options at any time before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer). In addition, you may withdraw your tendered Eligible Options if, after forty (40) business days after the commencement of the Offer we have not accepted your tendered Eligible Options for purchase.

You may re-tender your Eligible Options before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer).

Tendered Eligible Options accepted by us for purchase pursuant to the Offer will be purchased, and you will be granted your Cash Payment Right with respect thereto, effective as of the Offer Expiration Date.

Q25.	Where can I find more information about the Offer?

We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this document is a part, with respect to the Offer. This document does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the materials that we have filed with the SEC set forth in Section 18 of Part III of this Offering Memorandum before making a decision on whether to tender your Eligible Options for purchase. Such filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings are available to the public on the SEC’s website at www.sec.gov. These filings may also be examined, and copies may be obtained, at the following SEC public reference room, 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.

We will also provide without charge to each person to whom a copy of this document is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to: Kopin Corporation at 200 John Hancock Road, Taunton, Massachusetts 02780, Attn: Joan Evans or contact Joan Evans via email at hrinfo@kopin.com or via phone at 508-824-6696.

In addition, we intend to hold informational meetings that will review the terms and conditions set forth in the Offering Documents. We will provide you with notice of the meeting place and time at a later date.

See Section 18 of Part III of this Offering Memorandum entitled “Additional Information” for more information.

Q26.	To whom can I talk if I have questions about the Offer?

You should direct questions about the Offer to Joan Evans by telephone at 508-824-6696 extension 676 or by email at hrinfo@kopin.com. However, we have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in the Offering Documents. If anyone makes any representation or gives you any information that is different from the representations and information contained in these documents, you must not rely upon that representation or information as having been authorized by us.

II.	CERTAIN RISKS OF PARTICIPATING IN THE OFFER

Participating in the Offer involves a number of risks, including the risks discussed elsewhere in this Offering Memorandum and described below. Before you decide whether to participate in the Offer, you should carefully consider these risks and consult with your personal tax, financial and legal advisors.

Tax Risks

The determination as to whether your Eligible Options were granted with an exercise price less than the fair market value of our common stock on the “grant date” for tax purposes is not completely certain, and therefore it is possible that you would not be subject to the adverse personal tax consequences under Section 409A with respect to your Eligible Options.

As part of the review of our historical option grant practices and related accounting, we determined that the “measurement dates” of certain stock options determined by us for financial reporting purposes differed from the stated dates of grant of such stock options used at the time such stock options were granted. We further determined that certain of such stock options, including the Eligible Options, were granted with an exercise price less than the fair market value of our common stock on the “measurement dates” determined by us for financial reporting purposes. Although the definition of “measurement date” for financial reporting purposes is somewhat different than the definition of “grant date” for tax purposes, Eligible Options may be deemed, by virtue of our determination with respect to the “measurement dates” for financial reporting purposes, to have been granted with an exercise price less than the fair market value of our common stock on the “grant date” determined by the IRS for tax purposes. Based on the currently available guidance promulgated by the IRS and the DOT under the Code, it is unclear whether the IRS will determine that the “grant date” for tax purposes (including for purposes of determining compliance with Section 409A and the rules governing “incentive stock options”) must be the same as the “measurement date” determined by us for financial reporting purposes, and therefore it is possible that you would not be subject to the adverse personal tax consequences under Section 409A with respect to your Eligible Options. Please see Section 15 of Part III of this Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for more information.

The tax treatment of your Eligible Options under Section 409A is not entirely certain, and you may be subject to adverse personal tax consequences under Section 409A even if you participate in the Offer.

Section 409A and regulations thereunder provide that stock options that were unvested as of December 31, 2004 and granted with an exercise price less than the fair market value of the underlying stock on the applicable “grant date” determined for tax purposes constitute deferred compensation within the meaning of and subject to Section 409A. While not entirely clear under the Interpretive Guidance, without remedial action holders of these options will likely be subject to U.S. federal income taxation in the year in which such stock options vest (as opposed to the year in which they are exercised) in an amount equal to the difference between the fair market value of the underlying stock and the exercise price, and be subject to an additional twenty percent (20%) penalty tax on such amount plus interest penalties. Because your Eligible Options were issued with an exercise price that was less than the fair market value of the underlying stock on the applicable “measurement dates” determined by us for financial reporting purposes, such options may be subject to Section 409A. As a result you may be subject to adverse personal tax consequences under Section 409A with respect to your Eligible Options. We believe that the Offer complies in good faith with the currently available Interpretive Guidance to provide you with the opportunity to avoid or minimize the potentially adverse personal tax consequences of Section 409A with respect to your Eligible Options. However, such guidance is incomplete as to how Section 409A applies to your Eligible Options, and any future guidance or determination by the IRS or the DOT could provide that the purchase of your Eligible Options pursuant to the Offer does not avoid or minimize the potential adverse personal tax consequences of Section 409A. Accordingly, it is not entirely certain that your participation in the Offer would avoid or minimize the potential adverse personal tax consequences under Section 409A with respect to your Eligible Options. Please see Section 15 of Part III of this Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for more information.

The tax treatment of your Eligible Options under state tax law is not certain, and you may still be subject to adverse personal tax consequences under applicable state tax laws with respect to your Eligible Options, even if you participate in the Offer whether or not you are able to avoid or minimize adverse personal taxation under Section 409A.

Certain states may have tax laws that have provisions that operate similar to Section 409A. Because your Eligible Options were issued with an exercise price that was less than the fair market value of the underlying stock on the applicable “measurement dates” determined by us for accounting purposes, such options may be subject to any such applicable tax laws. As a result you may be subject to adverse personal tax consequences under applicable state tax laws with respect to your Eligible Options. Accordingly, it is not certain that your participation in the Offer will avoid or minimize the potential adverse personal tax consequences under applicable state tax laws whether or not you are able to avoid or minimize adverse personal taxation under Section 409A. In addition, if you are subject to the tax laws of foreign jurisdictions in addition to those of the United States, you should be aware that tax and social insurance consequences of more than one jurisdiction may apply to you with respect to your Eligible Options as a result of your tendering or not tendering your Eligible Options pursuant to the Offer. Please see Section 15 of Part III of this Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for more information.

If you hold options which are not Eligible Options because they vested before 2005 and which were granted with the intention that they qualify as “incentive stock options” for tax purposes, your participation in the Offer as to your Eligible Options may limit your ability to claim that those other options are “incentive stock options” under the Code.

In addition to Eligible Options, you may also hold options that are not Eligible Options because they became execisable, that is, vested, before January 1, 2005 (“Grandfathered Options”). One or more of your Grandfathered Options may have been originally granted with the intention that they would qualify as “incentive stock options” for tax purposes. To qualify as an ISO an option must be granted with an exercise price that is at least equal to the fair market value of the underlying stock on the “grant date” determined for tax purposes (among other requirements). Based on the currently available guidance of the IRS and the DOT under the Code, it is unclear whether the IRS will respect the stated dates of grant of your Grandfathered Options which used at the time such options were granted. The IRS may instead determine that the “grant date” for tax purposes (including for purposes of determining compliance with Section 409A and the rules governing “incentive stock options”) must be the same as the “measurement date” determined by us for financial reporting purposes. Accordingly, there can be no assurance that any Grandfathered Options, granted with the intention of qualifying as ISOs, will be treated by the IRS as such. Furthermore, your participation in the Offer as to Eligible Options may increase the risk that the IRS will challenge the dates of grants, and therefore the ISO status, of any Grandfathered Options with the same stated dates of grants as your Eligible Options. You should note that given the lack of definitive guidance, we will treat all Eligible Options and all Grandfathered Options that remain outstanding after the Option Expiration Date as non-statutory stock options for tax withholding and reporting to the IRS (and other tax authorities). Please see Section 15 of part III of this Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for more information.

Procedural Risks

If you wish to accept the Offer, there are a number of procedural steps that you must follow to properly tender your Eligible Options. If you fail to follow these procedural steps, we may decline to purchase your Eligible Options pursuant to the Offer.

If you wish to participate in the Offer, there are a number of procedural steps that you must following order to properly tender, withdraw or re-tender your Eligible Options. These procedural steps are discussed in greater detail in Sections 4 and 5 of Part III of this Offering Memorandum. You are responsible for making sure that your initial Election Form and any subsequent changes to your Election Form pursuant to which you withdraw or re-tender your Eligible Options are received by us before the Offer Expiration Date and that such forms accurately reflect your elections. If you fail to follow these procedural steps, we may decline to purchase your Eligible Options pursuant to the Offer. Please see Section 4 of Part III of this Offering Memorandum entitled “Procedures for Tendering Eligible Options” and Section 5 of Part III of this Offering Memorandum entitled “Withdrawal Rights” for more information.

Business-Related Risks

You should be aware there are a number of risks that Kopin is exposed to in the ordinary course of its business.

Your Cash Payment is generally not payable by us until the first regular payroll date of Kopin after January 1, 2009. Accordingly you will be a general creditor of ours until you receive your Cash Payment.

In addition to the risks discussed above, you are encouraged to read the risk factors outlined in our periodic and other reports filed with the SEC, including those in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007 and those in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 2008 and June 28, 2008 filed with the SEC. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed.

III.	THE OFFER

1.	Eligible Optionees; Eligible Options; Cash Payment; Additional Definitions; Terminated Employees; Offer Expiration Date; No Other Rights; Additional Considerations.

Some of our employees hold stock options with exercise prices that may be lower than the fair market value of our common stock on the applicable “grant date” determined for tax purposes. Holders of these options may therefore be subject to adverse personal tax consequences under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to any of these options that were unvested as of December 31, 2004. To address this situation, we are offering (the “Offer”) to purchase Eligible Options (as defined below) from Eligible Optionees (as defined below) upon the terms and subject to the conditions set forth in this Offering Memorandum and the attached exhibits, including the Election Form and the form of Cash Payment Right (collectively, the “Offering Documents”) to provide Eligible Optionees with the opportunity to avoid or minimize such adverse taxation.

Eligible Optionees

You are an “Eligible Optionee” only if you: (i) are an employee of Kopin (or any Kopin subsidiary) now and on the Offer Expiration Date (as defined below); (ii) hold an Eligible Option; (iii) are or may be subject to income taxation in the United States with respect to that option; and (iv) are not a current or former Section 16 Officer or Director (as defined below) now and on the Offer Expiration Date. No current or former Section 16 Officer or Director is eligible to participate in the Offer.

Eligible Options

An option to purchase shares of our common stock is an “Eligible Option” only if: (i) the option was granted under one of our Plans (as defined below) and identified in the Offering Documents; (ii) the option was granted with an exercise price per share that is less than the fair market value per share of our common stock on the applicable “measurement date” determined by us for financial reporting purposes; (iii) the option is held by an Eligible Optionee; (iv) the option is outstanding on the Offer Expiration Date; and (v) the option was unvested as of December 31, 2004.

If only a portion of an outstanding option is an Eligible Option (i.e., the portion that was unvested as of December 31, 2004), then only that portion will be purchased pursuant to the Offer. The balance of such option will not be subject to the Offer and will not constitute an Eligible Option for purposes of the Offer. Accordingly, the balance of such option (i.e., the portion that was vested as of December 31, 2004) will remain outstanding in accordance with its existing terms.

Cash Payment

Upon the terms and subject to the conditions set forth in the Offering Documents, you will receive a cash payment (“Cash Payment”) for your Eligible Options purchased pursuant to the Offer in an amount equal to the fair market value of such Eligible Options as of August 28, 2008 as determined by us using a commonly used method for valuing stock options, called “Black-Scholes”. The amount of your specific Cash Payment is set forth in your personalized Election Form. Because option valuation is inherently speculative and imprecise, our determination as to the amount of your Cash Payment is final. Your Cash Payment will be subject to applicable withholdings and will be paid to you whether or not you continue as an employee of Kopin (or any Kopin subsidiary) after the Offer Expiration Date.

The fair market value of each Eligible Option was determined by us using the Black-Scholes-Merton option-pricing model using the assumptions noted in the following table. The expected term of an Eligible Option is the remaining life of such option from August 28, 2008 to such option’s contractual termination date. The risk-free interest rate for periods within the contractual life of an Eligible Option is based on the U.S. Treasury yield curve in effect at August 28 2008.

Original Stated Date of Grant	Expected Volatility	Risk Free Interest Rate	Expected Lives	Dividend Yields
April 17, 2001	52.94%	2.64%	2.63	0.00%
September 17, 2001	52.83%	2.64%	3.05	0.00%
December 11, 2003	54.81%	3.06%	5.28	0.00%
July 1, 2004	57.26%	3.22%	5.84	0.00%
August 15, 2005	68.50%	3.37%	6.96	0.00%

Effective as of the Offer Expiration Date you will be granted the right to receive your Cash Payment (“Cash Payment Right” ) in lump sum on the first regular payroll date of Kopin after January 1, 2009 for your Eligible Options purchased pursuant to the Offer (or, if earlier, with respect to any of your Eligible Expiring Options (as defined below) purchased pursuant to the Offer, on the date(s) such Eligible Expiring Options would have otherwise expired but for their purchase pursuant to the Offer). Promptly after the Offer Expiration Date, we will provide you with a letter evidencing the Cash Payment Right. This delay in payment of the Cash Payment underlying the Cash Payment Right is required by the currently available Interpretive Guidance (as defined below).

The currently available Interpretive Guidance that allows us to offer to purchase Eligible Options to provide Eligible Optionees with the opportunity to avoid or minimize potential adverse personal tax consequences under Section 409A with respect to their Eligible Options also imposes certain requirements regarding the timing of cash payments with respect thereto. This guidance does not allow us to make the cash payments to Eligible Optionees in 2008 (other than with respect to Eligible Expiring Options). Therefore, the earliest we can make your Cash Payment for your Eligible Options purchased pursuant to the Offer without defeating the purpose of the Offer is generally in January 2009.

Additional Definitions

You should also be familiar with the following additional definitions that are important to the understanding of the terms of the Offer:

“DOT” refers to the U.S. Department of Treasury.

“Election Form” is the form that an Eligible Optionee must use to tender Eligible Options for purchase pursuant to the Offer.

“Eligible Expiring Option” refers to an Eligible Option that would have expired during the period commencing on the date immediately following the Offer Expiration Date and ending on January 1, 2009 but for its purchase pursuant to the Offer (for example, because of termination of employment).

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“IRS” refers to the U.S. Internal Revenue Service.

“Interpretive Guidance” refers to currently available guidance promulgated by the IRS and the DOT under Section 409A.

“Offer Expiration Date” refers to the time and date that the Offer expires, currently set for 11:59 p.m., Eastern Time, on September 26, 2008, unless extended. If we extend the period of time during which the Offer remains open, the term “Offer Expiration Date” will refer to the last time and date on which the Offer expires.

“Plans “ refers to our 2001 Equity Incentive Plan, as amended, and our 2001 Supplemental Equity Incentive Plan, as amended.

“Section 16 Officer or Director” refers to each officer or director of Kopin contemplated by Section 16 of the Exchange Act.

Terminated Employees

If you are not an employee of Kopin (or any Kopin subsidiary) on the Offer Expiration Date, then none of your tendered Eligible Options will be purchased and you will not receive any Cash Payment with respect thereto. Any tendered Eligible Options will be returned to you and will remain outstanding in accordance with their existing terms. You are strongly encouraged to consult with your personal tax, financial and legal advisors with respect to the consequences to you in the event you hold Eligible Options and your employment with us is terminated on or before the Expiration Date.

Offer Expiration Date

The term “Offer Expiration Date” means 11:59 p.m. Eastern Time on September 26, 2008, unless we decide to extend the period of time during which the Offer will remain open, in which event the term “Offer Expiration Date” will refer to the latest time and date at which the Offer, as so extended, will expire. See Section 16 of Part III of this Offering Memorandum entitled “Extension of the Offer; Termination; Amendment” and Section 8 of Part III of this Offering Memorandum entitled “Conditions of the Offer” for more information.

No Other Rights

Effective as of the Offer Expiration Date your tendered Eligible Options will be deemed purchased by us and you will be granted your Cash Payment Right with respect thereto. Neither the ability to participate in the Offer nor the purchase of tendered Eligible Options pursuant to the Offer will create any contractual or other right (i) to receive any grants of stock options, restricted stock units or other stock-based award in exchange for their tendered Eligible Options or (ii) to continued employment with Kopin (or any Kopin subsidiary), except on an “at-will” basis, unless otherwise required by local law.

Additional Considerations

In deciding whether to tender your Eligible Options pursuant to the Offer, you should know that we continually evaluate and explore strategic opportunities as they arise, including business combination transactions, strategic partnerships, capital infusions, and the purchase or sale of assets. At any given time, we may be engaged in discussions or negotiations with respect to various corporate transactions. We also grant options, restricted stock units and other equity awards in the ordinary course of business to our current and new employees, including our executive officers. Our employees, including our executive officers, from time to time acquire or dispose of our securities. Subject to the foregoing, and except as otherwise disclosed in this Offering Memorandum or in our filings with the SEC, we presently have no plans or proposals that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

•	any material change in our present dividend policy or our indebtedness or capitalization;

•

any change in our present Board of Directors or executive management team, including any plans or proposals to change the number or the term of our directors or to fill any existing board vacancies or to change any material term of any executive officer’s employment;

•	any other material change in our corporate structure or business;

•	our common stock not being listed on a national securities exchange or authorized for quotation in an automated quotation system operated by a national securities association;

•	our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of any of our securities or the disposition of any of our securities, other than in the ordinary course or pursuant to existing options or other rights; or

•	any change in our articles of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

2.	Purpose of the Offer.

We are making the Offer to provide Eligible Optionees with the opportunity to avoid or minimize the potential adverse personal tax consequences that may apply to their Eligible Options under Section 409A.

As part of our review of our historical option grant practices and related accounting, we have determined that the “measurement dates” of certain stock options determined by us for financial reporting purposes differed from the stated dates of grant of such stock options used at the time such stock options were granted. We further determined that certain of such stock options, including Eligible Options, were granted with an exercise price less than the fair market value of our common stock on the applicable “measurement dates” determined by us for financial reporting purposes. By virtue of our determination with respect to the applicable “measurement dates” for financial reporting purposes, Eligible Options may be deemed to have been granted with an exercise price less than the fair market value of our common stock on the applicable “grant dates” determined by the IRS for tax purposes.

Section 409A, which was generally effective as of January 1, 2005, was added by the American Jobs Creation Act of 2004 to address perceived abuses in deferred compensation by restricting election and distribution alternatives. Section 409A provides that stock options granted with an exercise price less than the fair market value of the underlying stock on the applicable “grant dates” determined for tax purposes that were unvested as of December 31, 2004 constitute deferred compensation within the meaning of and subject to Section 409A. While not entirely clear under the Interpretive Guidance, without remedial action, holders of such options will likely be subject to U.S. federal income taxation in the year in which such stock options vest (as opposed to the year in which they are exercised) in an amount equal to the difference between the fair market value of the underlying stock and the exercise price, and be subject to an additional twenty percent (20%) penalty tax on such amount plus interest penalties. Holders of such options may also be subject to similar taxation under state law.

Under the Interpretive Guidance, certain stock options subject to Section 409A may be amended to provide for, or permit holders of such options to elect, fixed payment terms that are consistent with Section 409A; provided that in order to avoid the adverse personal tax consequences of Section 409A, the option must be amended or the election must be made on or before

December 31, 2008. We believe that the Offer complies in good faith with the currently available Interpretive Guidance to provide Eligible Optionees with the opportunity to avoid or minimize potential adverse personal tax consequences of Section 409A with respect to their Eligible Options.

Please see Section 15 of Part III of this Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for more information. Before you decide whether to participate in the Offer, we recommend that you consult with your personal tax, financial and legal advisors with respect to the application of Section 409A (and other tax laws) to your Eligible Options and the consequences to you of tendering or not tendering your Eligible Options pursuant to the Offer.

3.	Status of Eligible Options Not Purchased.

If you do not elect to tender your Eligible Options for purchase, your Eligible Options will continue to remain outstanding in accordance with their existing terms. We recommend that you consult with your personal tax, financial and legal advisors with respect to the application of Section 409A (and other tax laws) to your Eligible Options and the consequences to you of tendering or not tendering your Eligible Options pursuant to the Offer.

You should note that we will treat all Eligible Options as non-statutory stock options, including any Eligible Options that were intended to qualify as ISOs, and report to the IRS (and any applicable state tax authorities), and make applicable tax withholdings in respect of, any income that should be recognized by an Eligible Optionee under Section 409A (and other applicable tax law) in connection with Eligible Options whether or not they are purchased pursuant to the Offer. You will be solely responsible for any taxes, penalties, and interest payable, including under Section 409A (and other tax laws), with respect to your Eligible Options. Please see Section 15 of Part III of this Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for more information.

4.	Procedures for Electing to Participate in the Offer.

Personalized Election Forms

We will provide you with a personalized Election Form that contains information with respect to each of your Eligible Options. The form of Election Form prior to personalization is filed as Exhibit A to this Offering Memorandum. If you do not receive your personalized Election Form, please contact Joan Evans immediately by telephone at 508-824-6696 extension 676 or by email at hrinfo@kopin.com.

Completing Election Forms

You will need to complete and execute your personalized Election Form in accordance with the instructions on the form. If you fail to, or do not clearly, mark either the “Purchase ALL Eligible Options” box or the “Purchase NO Eligible Options” box with respect to your Eligible Options, your election with respect to those options will be deemed to be “Purchase NO Eligible Options” and your Eligible Options will not be tendered for purchase pursuant to the Offer. You may submit your properly completed and executed Election Form by: (i) facsimile to the attention of Joan Evans at 508-822-9018, (ii) pdf email to hrinfo@kopin.com or (iii) hand delivery to Joan Evans or Michelle Aucoin at Kopin Corporation, 200 John Hancock Road, Taunton, Massachusetts 02780. Submissions made by any other means will not be accepted. Your properly completed and executed Election Form must be submitted and received by us before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer). If your properly completed and executed Election Form is not submitted and received by us before 11:59 p.m., Eastern Time, on the Offer Expiration Date it will be disregarded.

We will provide you with an Election Confirmation Statement substantially in the form filed as Exhibit B to this Offering Memorandum that confirms the election you made for your Eligible Option(s). In the event that you do not receive this statement, please contact Joan Evans immediately by telephone at 508-824-6696 extension 676 or by email at hrinfo@kopin.com.

You are not required to accept the Offer. However, if you wish to accept the Offer and you hold more than one Eligible Option, you must tender all of your Eligible Options. You do not need to return your stock option agreement(s) evidencing your Eligible Options to accept the Offer. Please see Section 7 of Part III of this Offering Memorandum entitled “Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects” for more information.

Our Acceptance Constitutes an Agreement

Your acceptance of the Offer pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. Our acceptance of your properly completed, executed and submitted Election Form will form a binding agreement between you and us on the terms and subject to the conditions of the Offer. Please see Section 7 of Part III of this Offering Memorandum entitled “Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects” for more information.

5.	Withdrawal Rights.

You may only withdraw your tendered Eligible Options in accordance with the provisions of this Section 5.

You may withdraw your tendered Eligible Options at any time before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer). In addition, you may withdraw your tendered Eligible Options if, after forty (40) business days after the commencement of the Offer we have not accepted your tendered Eligible Options for purchase.

You will need to complete and execute your new Election Form in accordance with the instructions on the form. You may submit your new properly completed and executed Election Form by: (i) facsimile to the attention of Joan Evans at 508-822-9018 (ii) pdf email to hrinfo@kopin.com or (iii) hand delivery to Joan Evans or Michelle Aucoin at Kopin Corporation, 200 John Hancock Road, Taunton, Massachusetts 02780. Submissions made by any other means will not be accepted. Your new properly completed and executed Election Form must be submitted and received by us before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer). If your new properly completed and executed Election Form is not submitted and received by us before 11:59 p.m., Eastern Time, on the Offer Expiration Date it will be disregarded.

We will provide you with an Election Confirmation Statement substantially in the form filed as Exhibit B to this Offering Memorandum that confirms the new election you made for your Eligible Option(s). In the event that you do not receive this statement, please contact Joan Evans immediately by telephone at 508-824-6696 extension 676 or by email at hrinfo@kopin.com.

Any Eligible Option you withdraw will no longer be deemed tendered pursuant to the Offer. You may not rescind the withdrawal of your Eligible Options unless you properly re-tender your Eligible Options before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer) by following the election procedures described in Section 4 of Part III of this Offering Memorandum.

If you wish to withdraw or re-tender any of your tendered Eligible Options you must elect to withdraw or re-tender all of your Eligible Options. Please see Section 7 of Part III of this Offering Memorandum entitled “Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects” for more information.

6.	Acceptance of Eligible Options for Purchase.

Upon the terms and subject to the conditions of the Offer, we currently expect that promptly after the Offer Expiration Date we will accept all properly and timely made elections to tender Eligible Options for purchase that have not been validly withdrawn before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer). We will provide notice of our acceptance to each Eligible Optionee whose tendered Eligible Options we have accepted for purchase. Please see Section 7 of Part III of this Offering Memorandum entitled “Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects” for more information.

If we accept your properly and timely made elections to tender Eligible Options for purchase, such Eligible Options will be deemed to have been purchased, and your Cash Payment Right with respect thereto will be effective, as of the Offer Expiration Date. We will provide you with a letter evidencing such Cash Payment Right substantially in the form attached as Exhibit C to this Offering Memorandum promptly after the Offer Expiration Date. Your Cash Payment will be subject to applicable withholdings and will be paid to you whether or not you continue as an employee of Kopin (or any Kopin subsidiary) after the Offer Expiration Date. However, if you are not an employee of Kopin (or any Kopin subsidiary) on the Offer Expiration Date, then none of your tendered Eligible Options will be purchased pursuant to the Offer and you will not receive any Cash Payment with respect thereto. Any tendered Eligible Options will be returned to you and will remain outstanding in accordance with their existing terms.

7.	Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects.

We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Election Forms as well as questions as to the eligibility of a holder of an option to purchase our common stock to participate in the Offer, the eligibility of an option to purchase shares of our common stock, or portion thereof, to be subject to the Offer and the amount of Cash Payment payable with respect to an Eligible Option purchased pursuant to the Offer. Our determinations regarding these matters will be final and binding on all parties. We may reject any or all Election Forms to the extent that we determine they were not properly and timely completed, executed or submitted or to the extent that we determine it is unlawful to accept an Eligible Option that you elected to tender. We may waive any or all of the conditions of the Offer for all Eligible Optionees. If we waive a condition to the Offer for any one Eligible Optionee, the condition will be waived for all Eligible Optionees. We may waive any defect or irregularity in any Election Form with respect to any particular option or any particular Eligible Optionee. No tendered Eligible Options will be accepted until all defects or irregularities in the submission have been cured by the Eligible Optionee or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the election to tender any Eligible Option, and no one will be liable for failing to give notice of any such defects or irregularities. The Offer is a one-time offer and we will strictly enforce the Offer Expiration Date, subject to our right to grant an extension of the Offer at our sole discretion.

8.	Conditions of the Offer.

Notwithstanding any other term of the Offer, we may not accept any Eligible Options tendered to us pursuant to the Offer, and we may terminate or amend the Offer or postpone our acceptance of any Eligible Options tendered to us pursuant to the Offer (in each case subject to Rule 13e-4(f)(5) under the Exchange Act), if at any time on or after the commencement date of the Offer and before the Offer Expiration Date, any of the following events has occurred (or has been reasonably determined by us to have occurred) and, in our reasonable judgment in any such case and regardless of the circumstances giving rise thereto (including any action or omission by us), the occurrence of such event or events makes it inadvisable for us to proceed with the Offer or with our acceptance of the Eligible Options tendered to us pursuant to the Offer:

(a)	there shall have been threatened or instituted or be pending or taken any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the purchase of some or all of the tendered Eligible Options, the payment of some or all of the Cash Payments, or otherwise relates in any manner to the Offer or that, in our reasonable judgment, could materially and adversely affect our business, condition (financial or other), assets, operating results, operations or prospects, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Offer to us;

(b)	there shall have been any action threatened or instituted or be pending or taken, or any approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

•

make the purchase of some or all of the tendered Eligible Options, the payment of the Cash Payments, or any other aspect of the Offer illegal or otherwise restrict or prohibit consummation of the Offer;

•	delay or restrict our ability, or render us unable, to accept for purchase some or all of the tendered Eligible Options;

•

materially impair the benefits we hope to convey as a result of the Offer, which we believe would occur only as a result of further changes to Section 409A, the regulations thereunder or other tax laws that would affect the Offer to Purchase 409A Options or the Eligible 409A Options; or

•

materially and adversely affect our business, condition (financial or other), assets, operating results, operations or prospects or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries;

(c)	there shall have occurred:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

•

any significant change in the market price of the shares of our common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on our business, condition (financial or other), assets, operating results, operations or prospects or on the trading in our common stock, or that, in our reasonable judgment, makes it inadvisable to proceed with the Offer;

•	in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

•

any decline in either the Dow Jones Industrial Average, the NASDAQ National Market or the Standard and Poor’s Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on the commencement date of the Offer;

(d)	there shall have occurred any change in U.S. generally accepted accounting principles or the application or interpretation thereof that could or would require us for financial reporting purposes to record compensation expenses against our operating results in connection with the Offer that would be in excess of any compensation expenses that we would be required to record under U.S. generally accepted accounting principles in effect at the time we commence the Offer;

(e)	a tender or exchange offer with respect to some or all of our outstanding common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

•

any person, entity or “group,” within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before the commencement date of the Offer;

•

any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before the commencement date of the Offer shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

•

any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of our assets or securities or any of those of our subsidiaries;

(f)	any change or changes shall have occurred in our business, condition (financial or other), assets, operating results, operations, prospects or stock ownership or that of our subsidiaries as a result of unforeseen, extraordinary events beyond our control that, in our reasonable judgment, is or may be material to us or our subsidiaries or otherwise makes it inadvisable for us to proceed with the Offer; or

(g)	any rules, regulations or actions by any governmental authority, the NASDAQ National Market, or other regulatory or administrative authority of any national securities exchange have been enacted, enforced or deemed applicable to us that makes it inadvisable for us to proceed with the Offer.

The conditions to the Offer are for our benefit. We may assert them in our discretion, regardless of the circumstances giving rise to them, at any time before the Offer Expiration Date. We may waive them, in whole or in part, at any time and from time to time before the Offer Expiration Date, in our discretion, whether or not we waive any other condition to the Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 8 will be final and binding upon all persons.

9.	Price Range of Common Stock Underlying Eligible Options.

There is no established trading market for Eligible Options or any other options to purchase shares of our common stock granted under our Plans.

Our common stock is listed on the NASDAQ National Market under the symbol “KOPN”. The following table shows, for the periods indicated, the high and low sales prices per share of our common stock on the NASDAQ National Market:

Quarter Ended	High	Low
June 28, 2008	$3.26	$2.57
March 29, 2008	$3.37	$1.97

December 29, 2007	$4.03	$3.26
September 30, 2007	$4.21	$3.07
June 30, 2007	$4.45	$3.38
March 31, 2007	$3.98	$3.00

December 30, 2006	$5.89	$4.18
September 30, 2006	$5.68	$3.56
June 30, 2006	$3.82	$3.08
March 31, 2006	$3.70	$3.21

On August 8, 2008, the last reported sale price of our common stock on the NASDAQ National Market was $3.21 per share.

The price of our common stock has been, and in the future may be, volatile and could decline. The trading price of our common stock has fluctuated in the past and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many companies, and that have often been unrelated or disproportionate to the operating performance of those companies.

We have never declared or paid any cash dividends on our common stock or other securities, and we do not expect to pay any cash dividends in the foreseeable future.

10.	Source and Amount of Consideration.

We will make Cash Payments from our general corporate assets. You will be a general creditor of ours with respect to any Cash Payment Right for your Eligible Options purchased pursuant to the Offer until you receive your Cash Payment. Your Cash Payment will be subject to applicable withholdings and will be paid to you whether or not you continue as an employee of Kopin (or any Kopin subsidiary) after the Offer Expiration Date. However, if you are not an employee of Kopin (or any Kopin subsidiary) on the Offer Expiration Date, then none of your tendered Eligible Options will be purchased and you will not receive any Cash Payment with respect thereto. Any tendered Eligible Options will be returned to you and will remain outstanding in accordance with their existing terms. We recommend that you consult with your personal tax, financial and legal advisors with respect to the application of Section 409A (and other tax laws) to your Eligible Options and the consequences to you of tendering or not tendering your Eligible Options pursuant to the Offer.

Assuming that all Eligible Options outstanding on the commencement date of the Offer are purchased pursuant to the Offer, the maximum aggregate Cash Payments payable pursuant to the Offer would be as follows:

Original Stated Date of Grant	Eligible Options	BSV Per Share	Total Cash Payout (Column A * B)
	(A)	(B)	(A * B)
April 17, 2001	67,205	$0.73	$49,060
September 17, 2001	49,450	0.35	17,308
December 11, 2003	82,305	1.29	106,173
July 1, 2004	2,500	3.29	8,225
August 15, 2005	2,000	1.86	3,720

Total Cash Payout			$184,486

11.	Information Concerning Kopin.

Our principal executive offices are located at 200 John Hancock Rd, Taunton, Massachusetts 02780, and our telephone number is (617) 824-6696. We maintain a website at www.kopin.com. The information on our website is not a part of this Offering Memorandum.

We were incorporated in Delaware in 1984 and are a leading developer and manufacturer of III-V products (defined below) and miniature flat panel displays. We use our proprietary semiconductor material technology to design, manufacture and market our III-V and display products. Our products enable our customers to develop and market an improved generation of products for applications in wireless and consumer electronic products.

We commercially develop and manufacture Gallium Arsenide-based heterojunction bipolar transistor wafers (HBT transistor wafers) and other commercial semiconductor products that use Gallium Nitride and Gallium Arsenide-based substrates. We collectively refer to our products based on compound semiconductor materials, including our HBT transistor wafers and CyberLite LEDs, as our “III-V” products because we use elements categorized on the III and V columns of the periodic table of elements to manufacture such products. Our primary III-V product is our HBT transistor wafer.

Our CyberDisplay™ products are miniature, high performance, high resolution display products designed for consumer electronics, military and next generation mobile communications devices. Current applications of our CyberDisplay products include electronic view finders in camcorders and digital cameras, and we believe that our CyberDisplay products are well suited for new applications such as reading e-mail and browsing the Internet using digital wireless devices and viewing video from other consumer electronics devices such as MP3 storage devices. Our displays are also used by the United States Government in thermal weapon sights and we are working to incorporate them in night-vision goggle devices. We currently sell our CyberDisplay product to Samsung Electronics Co., Ltd. (Samsung) for use in digital camcorders and Eastman Kodak Company (Kodak) for digital still cameras.

We had book value per share of $2.01 at June 28, 2008.

12.	Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Kopin Securities; Material Agreements with Directors and Executive Officers.

A list of our directors and executive officers is attached as Schedule A to this Offering Memorandum.

As of August 8, 2008, options to purchase 3,170,088 shares of our common stock were outstanding under our Plans, including Eligible Options to purchase up to 203,460 shares of our common stock.

None of our current and former executive officers and directors are eligible to participate in the Offer. Accordingly, none of them beneficially owns any Eligible Options. As of August 8, 2008, our executive officers and directors (10persons) as a group beneficially owned options to purchase an aggregate of 2,013,666 shares of our common stock under our Plans (which represented 64% of the shares underlying all outstanding options to purchase shares of our common stock under our Plans as of such date), including options to purchase up to 231,000 shares of our common stock that would otherwise have been Eligible Options but for the fact that they were beneficially owned by current or former Section 16 Officers or Directors.

As of August 8, 2008, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers is a party to any agreement, arrangement, understanding or relationship, whether or not legally enforceable, with any other person relating directly or indirectly, with respect to our securities, including options to purchase our common stock or Eligible Options, except for the following:

•	outstanding options to purchase an aggregate of 2,400,938 shares of our common stock under our 2001 Equity Incentive Plan, as amended;

•	outstanding options to purchase an aggregate of 769,150 shares of our common stock under our, and the 2001 Supplemental Equity Incentive Plan, as amended;

•	outstanding restricted stock awards for an aggregate of 1,901,848 shares of our common stock under our 2001 Equity Incentive Plan, as amended; and

•	outstanding restricted stock awards for an aggregate of 139,420 shares of our common stock under our 2001 Supplemental Equity Incentive Plan, as amended.

During the 60-day period ended August 28, 2008, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers were engaged in any transaction with respect to options to purchase our common stock or Eligible Options, other than stock option grants in the ordinary course to employees who are not executive officers.

13.	Status of Eligible Options Purchased Pursuant to the Offer.

Your Eligible Options purchased by us pursuant to the Offer will be cancelled, and your Cash Payment Right will be effective, as of the Offer Expiration Date. The shares of our common stock underlying the cancelled Eligible Options will be returned to the pool of shares of our common stock available for grant or award under our Plans without further stockholder action, except as may be required under applicable law or the listing requirements of the NASDAQ National Market or any other securities exchange or quotation system on which our common stock is then listed or quoted.

14.	Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our purchasing Eligible Options and paying Cash Payments, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency that would be required for our purchase of Eligible Options or payment of Cash Payments. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or taken, or what the conditions imposed in connection with such approval or other action would entail, or whether the failure to obtain any such approval or take such other action would result in adverse consequences to our business. Our obligation under the Offer to purchase tendered Eligible Options is subject to certain conditions, including the conditions described in Section 8 of Part III of this Offering Memorandum.

15.	Material U.S. Federal Income Tax Consequences.

The following is a general summary of the potential material U.S. federal income tax consequences to you with respect to your Eligible Options of participating or not participating in the Offer. Foreign, state and local tax consequences are not addressed in this Offering Memorandum, except as expressly noted. This discussion is based on the Code, its legislative history, final or proposed tax regulations thereunder and administrative and judicial interpretations as of the commencement date of the Offer, all of which are subject to change, possibly on a retroactive basis. The federal tax laws may change and the federal, state and local tax consequences for each Eligible Optionee will depend upon that Eligible Optionee’s individual circumstances. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are subject to taxation in the United States, and are also subject to the tax laws of another country, you should be aware that there might be other tax and social insurance consequences that may apply to you with respect to your Eligible Options. Before you decide whether to participate in the Offer, we recommend that you consult with your personal tax, financial and legal advisors with respect to the application of Section 409A (and other tax laws) to your Eligible Options and the consequences to you of tendering or not tendering your Eligible Options pursuant to the Offer.

U.S. Federal Tax Consequences of Not Tendering Eligible Options Pursuant to the Offer

Your decision not to accept the Offer with respect to your Eligible Options may result in potentially adverse personal tax consequences to you under Section 409A with respect to your Eligible Options. Please read this section carefully and consult with your personal tax, financial and legal advisors with respect to the application of Section 409A (and other tax laws) to your Eligible Options and the consequences to you of tendering or not tendering your Eligible Options pursuant to the Offer.

Based on the currently available Interpretive Guidance, and before taking into account the transitional aspects of the Interpretive Guidance described immediately below, we believe that the following adverse U.S. federal tax consequences may apply to Eligible Options not purchased pursuant to the Offer:

(i)	In the year the Eligible Option vests:

•

The Eligible Optionee will generally recognize taxable income in the tax year(s) when the Eligible Option. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares. While it is not clear when this income would be measured, as the IRS and DOT have not yet issued final guidance on this point, the amount of income will likely be based on the value of the shares either on the vesting date or on December 31 of the year in which the option vests.

•	The Eligible Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with vesting.

•

The Eligible Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported and for each year thereafter until the income is reported and paid.

•	This taxation could occur even though the Eligible Option remains unexercised.

(ii)	In the years between the year of vesting and the year of exercise:

•

The Eligible Optionee will generally recognize taxable income with respect to the Eligible Option in the tax year(s) between the year of vesting and the year of exercise. The amount of income recognized will likely be equal to the fair market value of the vested shares on December 31 of such tax year, less the exercise price payable for those shares and less any income previously recognized.

•	The Eligible Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized on that December 31.

•

The Eligible Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported and for each year thereafter until the income is reported and paid.

•	This taxation could occur even though the Eligible Option remains unexercised.

(iii)	In the year the Eligible Option is exercised:

•

The Eligible Optionee will generally recognize taxable income in the tax year(s) when the Eligible Option is exercised. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares on the date of exercise, less the sum of the exercise price paid and any income previously recognized (i.e., income recognized upon vesting and each December 31 thereafter).

•	The Eligible Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with its exercise.

Under the transitional aspects of the Interpretive Guidance, however, it does not appear that you will be required to retroactively recognize income and pay taxes on Eligible Options which vested in tax years prior to 2009 unless you previously exercised options after 2005 which would have otherwise been Eligible Options. Instead, the adverse personal tax consequences described above will first arise in 2009 as to Eligible Options which vested in tax years prior to 2009 if you do not participate in the Offer. For example, if you hold an Eligible Option which vested in 2006 and do not participate in the Offer, you will first recognize taxable income, if any, and suffer the other adverse personal tax consequences described above, in 2009, based either on the rules applicable to tax years between the year of vesting and exercise, if you do not choose to exercise that Eligible Option in 2009 or, otherwise, based on the rules applicable to the tax year of exercise. In such cases, however, the additional tax in the nature of interest mentioned above it still be computed from the year of vesting (2006 in this example), based on the taxable income you should have reported in that and subsequent years.

In addition, certain states have adopted tax laws that may operate in a manner similar to Section 409A such that an Eligible Optionee may also incur additional taxes and penalties under such state law provisions with respect to Eligible Options based on the state in which he or she is subject to taxation.

Although our Board of Directors has approved the Offer, neither we nor our Board of Directors will make any recommendation as to whether you should tender your Eligible Options for purchase. You must make your own decision whether to tender your Eligible Options after taking into account your own personal circumstances and preferences. However, you should note that we must report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings, in respect of any income that should be recognized by an Eligible Optionee under Section 409A (and other applicable tax laws) in connection with Eligible Options whether or not they are purchased pursuant to the Offer. You will be solely responsible for any income taxes, penalties and interest payable, including under Section 409A (and other tax laws), with respect to your Eligible Options.

U.S. Federal Tax Consequences of Accepting the Offer

Your decision to accept the Offer with respect to your Eligible Options may result in your avoiding or minimizing potentially adverse personal tax consequences to you under Section 409A of the Code with respect to your Eligible Options. Please read this section carefully and consult with your personal tax, financial and legal advisors with respect to the application of Section 409A (and other tax laws) to your Eligible Options and the consequences to you of tendering or not tendering your Eligible Options pursuant to the Offer.

If your Eligible Options are purchased pursuant to the Offer you will recognize taxable income for U.S. federal income tax purposes at the time you receive your Cash Payment with respect to your purchased Eligible Options. Accordingly we will withhold all applicable tax withholdings with respect thereto.

16.	Extension of the Offer; Termination; Amendment.

We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 8 of Part III of this Offering Memorandum has occurred (or is deemed by us to have occurred), to extend the period of time during which the Offer is open and thereby delay the acceptance of any tendered Eligible Options for purchase by giving notice of such extension to Eligible Optionees and making a public announcement thereof no later than 9:00 a.m., Eastern Time, on the next business day following the last previously scheduled or announced expiration of the Offer.

We also expressly reserve the right, in our discretion, at any time before the Offer Expiration Date, to terminate or amend the Offer and to postpone our acceptance of any tendered Eligible Options for purchase upon the occurrence of any of the conditions specified in Section 8 of Part III of this Offering Memorandum, by giving notice of such termination, amendment or postponement to the tendering Eligible Optionees and making a public announcement thereof. Our reservation of the right to postpone our acceptance of the tendered Eligible Options for purchase is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that we must pay the consideration offered or return the tendered Eligible Options promptly after termination or withdrawal of the Offer.

Changes to the Offer may be made at any time and from time to time by public announcement of the change. In the case of an extension, notice of such extension will be issued no later than 9:00 a.m., Eastern Time, on the next business day after the last previously scheduled or announced expiration of the Offer. Any public announcement made pursuant to the Offer will be disseminated promptly to Eligible Optionees in a manner reasonably designated to inform option holders of such change.

If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Those rules require that the minimum period during which an Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

If we decide to take any of the following actions, we will give notice of such action and keep the Offer open for at least ten (10) business days after the date of such notification:

(i)	we increase or decrease the amount of consideration offered for the Eligible Options, or

(ii)	we decrease the number of Eligible Options eligible to be tendered in the Offer.

17.	Fees and Expenses.

We have engaged a third party consultant to aid us in determining the impact of Section 409A, and explain Section 409A and its consequences to the affected employees and the procedures to accept or decline the Offer. We will not pay any fees or commissions to any broker, dealer or other person for soliciting submissions of Eligible Options for purchase pursuant to the Offer or making any recommendations as to whether you should tender your Eligible Options for purchase.

18.	Additional Information.

We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this document is a part, with respect to the Offer. This document does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to tender your Eligible Options for purchase:

(i)	our Annual Report on Form 10-K for our fiscal year ended December 29, 2007 filed with the SEC on March 31, 2008;

(ii)	our Quarterly Report on Form 10-Q for the quarter ended June 28, 2008 filed with the SEC on August 6, 2008; and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on June 23, 2008;

(iii)	our Current Report on Form 8-K filed with the SEC on July 31, 2008; our Current Report on Form 8-K filed with the SEC on May 29, 2008; our Current Report on Form 8-K filed with the SEC on May 20, 2008; our Current Report on Form 8-K filed with the SEC on April 9, 2008; and our Current Report on Form 8-K filed with the SEC on April 3, 2008;

(iv)	our Definitive Proxy Statement on Schedule 14 filed with the SEC on April 17, 2008; and

(iv)	our Registration Statement on Form S-8 filed with the SEC on April 15, 2008; our Registration Statement on Form S-8 filed with the SEC on May 10, 2004; our Registration Statement on Form S-8 filed with the SEC on March 15, 2004; our Registration Statement on Form S-8 filed with the SEC on August 16, 2002; and our Registration Statement on Form S-8 filed with the SEC on November 13, 2001; including any amendments or reports we file for the purpose of updating the information contained in such registration statements.

The SEC file number for our current and periodic reports is 000-19882. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings are available to the public on the SEC’s website at www.sec.gov. These filings may also be examined, and copies may be obtained, at the following SEC public reference room, 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.

We will also provide without charge to each person to whom a copy of this document is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to: Kopin Corporation at 200 John Hancock Road, Taunton, Massachusetts 02780, Attn: Joan Evans or contact Joan Evans via email at hrinfo@kopin.com or via phone at 508 824 6696.

19.	Forward-looking Statements; Miscellaneous.

This document and our SEC reports referred to above contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 Act and Section 21E of the Exchange Act. All statements other than statements of historical fact may be forward-looking statements. Such forward-looking statements include, among others, those statements regarding future events and future results of Kopin that are based on current expectations, estimates, forecasts, and the beliefs and assumptions of us and our management, and speak only as of the date made and are not guarantees of future performance. The words “anticipates,” “believes,” “expects,” “estimates,” “plans,” “objectives,” and other similar statements of expectation identify forward-looking statements. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for our fiscal year ended December 29, 2007 filed with the SEC on March 31, 2008, including those set forth in Item 1A, those factors set forth in Item 7A and those factors set forth in other reports that we file with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements.

We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, we intend to make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law or we determine that further efforts to comply are not advisable, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Eligible Options residing in such jurisdiction.

We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in Offering Documents. If anyone makes any representation or gives you any information that is different from the representations and information contained in these documents, you must not rely upon that representation or information as having been authorized by us.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or not tender your Eligible Options pursuant to the Offer.

The Offer has not been approved or disapproved by the SEC or any state or foreign securities commission, nor has the SEC or any state or foreign securities commission passed upon the accuracy or adequacy of the information contained in the Offer. Any representation to the contrary is a criminal offense.

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS

AND DIRECTORS OF KOPIN CORPORATION

The directors and executive officers of Kopin Corporation as of August 28, 2008 are set forth in the following table:

Name	Position and Offices Held
John C.C. Fan	President, Chief Executive Officer, Director and Chairman of the Board
James K. Brewington	Director
David E. Brook	Secretary and Director
Andrew H. Chapman	Director
Morton Collins	Director
Chi Chia Hsieh	Director
Michael J. Landine	Director
Richard Sneider	Treasurer and Chief Financial Officer
Bor Yeu Tsaur	Executive Vice President – Display Operations
Daily Hill	Senior Vice President – Gallium Arsenide Operations
Hong Choi	Chief Technology Officer and Vice President
Michael Presz	Vice President – Government Programs and Special Projects

The business address of each executive officer and director is: c/o Kopin Corporation, 200 Hancock Road, Taunton, Massachusetts 02780.

None of our executive officers or directors are eligible to participate in the Offer.

EXHIBIT A

KOPIN CORPORATION

OFFER TO PURCHASE ELIGIBLE OPTIONS

ELECTION FORM

Before signing and submitting this Election Form including Annex A attached hereto, please make sure you have received, read and understand the documents that make up the Offer, including: (i) the Offer to Purchase Eligible Options (the “Offering Memorandum”); (ii) the form of Cash Payment Right; and (iii) this Election Form. The Offer is subject to the terms and conditions of the Offering Documents as they may be amended. Capitalized terms used but not otherwise defined in this Election Form shall have the meanings set forth in the Offering Memorandum.

BY ACCEPTING THE OFFER, YOU AGREE TO ALL TERMS OF THE

OFFER AS SET FORTH IN THE OFFERING DOCUMENTS, INCLUDING THIS ELECTION FORM.

Annex A to this Election Form provides information regarding your Eligible Option(s). You are not required to accept the Offer. However, if you wish to accept the Offer and you hold more than one Eligible Option, you must accept the Offer as to all of your Eligible Options. If you wish to accept the Offer, indicate on Annex A to this Election Form your decision to tender all of your Eligible Options for purchase by checking the “Purchase ALL Eligible Options” box. If you do not wish to accept the Offer, indicate on Annex A to this Election Form your decision not to tender any of your Eligible Options for purchase, by checking the “Purchase NO Eligible Options” box. If you fail to, or do not clearly, mark either the “Purchase ALL Eligible Options” box or the “Purchase NO Eligible Options” box with respect to your Eligible Options, your election with respect to those options will be deemed to be “Purchase NO Eligible Options”, and your Eligible Options will not be tendered for purchase. We intend to provide you with an Election Confirmation Statement that confirms the election you made for your Eligible Options. In the event that you do not receive this statement, please contact Joan Evans immediately by telephone at 508-824-6696 extension 676 or by email at hrinfo@kopin.com.

You hereby acknowledge that you must submit (and we must receive) your properly completed and executed Annex A to this Election Form by no later than 11:59 p.m., Eastern Time, on September 26, 2008 (or a later Expiration Date if Kopin extends the Offer) by: (i) facsimile to the attention of Joan Evans at 508-822-9018, (ii) pdf email to hrinfo@kopin.com or (iii) hand delivery to Joan Evans or Michelle Aucoin at Kopin Corporation, 200 John Hancock Road, Taunton, Massachusetts 02780. Submissions made by any other means will not be accepted. If your properly completed and executed Annex A to this Election Form is not submitted and received by us before 11:59 p.m., Eastern Time, on the Expiration Date it will be disregarded.

You hereby agree that, unless you properly withdraw your election before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer), your election will be irrevocable except as expressly provided in the Offering Documents, and if accepted by the Company, this Election Form including Annex A attached hereto, shall operate to transfer your tendered Eligible Options for purchase as outlined in the Offering Documents, subject to the terms and conditions described in the Offering Documents.

You acknowledge that you may withdraw your tendered Eligible Options at any time before 11:59 p.m., Eastern Time, on the Expiration Date by completing, executing and submitting a new Election Form including Annex A attached hereto in accordance herewith. Any Eligible Option you withdraw will no longer be deemed tendered pursuant to the Offer. You hereby acknowledge that you must submit (and we must receive) your properly completed and executed new Annex A to this Election Form by no later than 11:59 p.m., Eastern Time, on September 26], 2008 (or a later Expiration Date if Kopin extends the Offer) by: (i) facsimile to the attention of Joan Evans at 508-822-9018, (ii) pdf email to hrinfo@kopin.com or (iii) hand delivery to Joan Evans or Michelle Aucoin at Kopin Corporation, 200 John Hancock Road, Taunton, Massachusetts 02780. Submissions made by any other means will not be accepted. If your properly completed and executed new Annex A to this Election Form is not submitted and received by us before 11:59 p.m., Eastern Time, on the Expiration Date it will be disregarded.

You acknowledge that you may not rescind your withdrawal of your Eligible Options unless you properly re-tender your Eligible Options before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer) by following the election procedures described herein.

You hereby acknowledge and agree that you are not required to accept the Offer. However, if you wish to accept the Offer and you hold more than one Eligible Option, you must accept the Offer as to all of your Eligible Options. You further acknowledge and agree that if you fail to, or do not clearly, mark either the “Purchase ALL Eligible Options” box or the “Purchase NO Eligible Options” box with respect to your Eligible Options, your election with respect to those options will be deemed to be “Purchase NO Eligible Options”, and your Eligible Options will not be tendered for purchase pursuant to the Offer.

You hereby acknowledge and agree that neither the ability to participate in the Offer nor the purchase by us of tendered Eligible Options pursuant to the Offer shall create a contractual or other right (i) to receive any grants of stock options, restricted stock units or other stock-based award in exchange for tendered Eligible Options or (ii) to continued employment with Kopin (or any of Kopin subsidiary), except on an at-will basis unless otherwise required by local law.

You hereby acknowledge that if you are not an employee of Kopin on the Expiration Date, any election you have made to tender your Eligible Options in the Offer will be null and void and of no further force and effect, and any Eligible Options that you tendered will be returned to you and remain outstanding in accordance with their existing terms.

You hereby acknowledge that you have received, read and understand the Offering Documents, including: (i) the Offering Memorandum; (ii) the form of Cash Payment Right; and (iii) this Election Form.

Although our Board of Directors has approved the Offer, you hereby acknowledge and agree that neither Kopin nor any of its respective employees or agents has made any recommendation to you as to whether or not you should accept the Offer and tender your Eligible Options for purchase.

You hereby further acknowledge and agree that you are not relying on any information provided or representation made by Kopin or any of its respective employees or agents in accepting or rejecting the Offer, other than any information or representation contained in the Offering Documents, and that you have been afforded the opportunity to consult with your own tax, financial and legal advisors before making deciding whether to participate in the Offer, and that you have knowingly done so or knowingly declined to do so.

YOU HEREBY ACKNOWLEDGE AND AGREE THAT KOPIN SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSSES OR DAMAGES THAT YOU MAY INCUR IN CONNECTION WITH YOUR ACCEPTANCE OR REJECTION OF THE OFFER.

ANNEX A

KOPIN CORPORATION

OFFER TO PURCHASE ELIGIBLE OPTIONS

ELECTION FORM

RETURN THIS ANNEX A NO LATER THAN 11:59 P.M., EASTERN TIME, ON SEPTEMBER 26, 2008 (OR A LATER EXPIRATION DATE IF KOPIN EXTENDS THE OFFER) BY: (I) FACSIMILE TO THE ATTENTION OF JOAN EVANS AT 508-822-9018, (II) PDF EMAIL TO HRINFO@KOPIN.COM OR (III) HAND DELIVERY TO JOAN EVANS OR MICHELLE AUCOIN AT KOPIN CORPORATION, 200 JOHN HANCOCK ROAD, TAUNTON, MASSACHUSETTS 02780. SUBMISSIONS MADE BY ANY OTHER MEANS WILL NOT BE ACCEPTED.

Name:				Employee ID:

Address:	City:	State:	Zip:

The table below lists your outstanding Eligible Options as of the date hereof. If you wish to accept the Offer to as to any one of your Eligible Options, you must accept the Offer to as to all of your Eligible Options.

If you wish to accept the Offer, indicate your decision to tender all of your Eligible Options listed below for purchase by checking the “Purchase ALL Eligible Options” box.

If you do not wish to accept the Offer, indicate your decision not to tender all of your Eligible Options for purchase by checking the “Purchase NO Eligible Options” box. If you fail to, or do not clearly, mark either the “Purchase ALL Eligible Options” box or the “Purchase NO Eligible Options” box with respect to your Eligible Options, your election with respect to those options will be deemed to be “Purchase NO Eligible Options”, your Eligible Options will not be tendered for purchase.

Original Stated Date of Grant	Exercise Price Per Share	Number of Shares of Stock Underlying Eligible Options (or portions thereof) (A)	Eligible Option Expiration Date	Fair Market Value per Eligible Option as of August 28, 2008 Determined by Kopin Using Black Scholes (B)	Cash Payment Amount (A) x (B)

Total:

☐  Purchase ALL Eligible Options

☐  Purchase NO Eligible Options

Signature:                                                            Date:

Your should direct your questions about the Offer to Joan Evans by telephone at 508-824-6696 extension 676 or email at hrinfo@kopin.com.

EXHIBIT B

KOPIN CORPORATION

OFFER TO PURCHASE ELIGIBLE OPTIONS

FORM OF ELECTION CONFIRMATION STATEMENT

To:	[Insert Employee Name]
From:	Kopin Corporation
Date:	[Insert Date]

Kopin Corporation (“Kopin”) has received your Election Form dated [Insert Date] (your “Election Form”) in connection with Kopin’s offer to purchase your eligible options (as listed on your Election Form) subject to the terms and conditions of the Offer as set forth in the Offering Documents with respect to your Eligible Options.

Capitalized terms used herein without definition shall have the means ascribed to such terms in the Offer to Purchase Eligible Options, dated August 28, 2008 (the “Offering Memorandum”). Please save a copy of this Election Confirmation Statement for your records.

If you have questions regarding the Election Form, please contact Joan Evans at Kopin Corporation at (508) 824-6696 extension 676.

EXHIBIT C

KOPIN CORPORATION

OFFER TO PURCHASE ELIGIBLE OPTIONS

CASH PAYMENT RIGHT

To:	[Insert Employee Name]
From:	Kopin Corporation
Date:	[Insert Date]

You have elected to accept the offer (the “Offer”) made by Kopin Corporation (“Kopin”, “us” or “we”) to purchase your eligible options (as listed on the Schedule of Cash Payments attached as Schedule A hereto, your “Eligible Options”) pursuant to the Offering Documents (as defined below). We have accepted your election with respect to your Eligible Options (as indicated by your Election Form), and such options have been purchased by us effective as of September 26, 2008.

In consideration for your Eligible Options purchased by us pursuant to the Offer, effective as of September 26, 2008 we hereby promise to pay you a cash payment in the amount described on the Schedule of Cash Payments attached as Schedule A hereto (your “Cash Payment”) in lump sum on the first regular payroll date of Kopin after January 1, 2009 (or, if earlier, with respect to any of your Eligible Expiring Options (as defined below) purchased by us pursuant to the Offer, on the date(s) such Eligible Expiring Options would have otherwise expired but for their purchase by us pursuant to the Offer). The term “Eligible Expiring Options” refers to your Eligible Options that would have expired during the period commencing on the date immediately following September 26, 2008 and ending on January 1, 2009 but for their purchase by us pursuant to the Offer (for example, because of termination of your employment). Your Cash Payment will be subject to applicable withholdings and will be paid to you whether or not you continue as employees of Kopin after September 26, 2008.

This Cash Payment Right is subject to the terms and conditions of the Offer as set forth in: (1) the Offer to Purchase Eligible Options, dated August 28, 2008 (the “Offering Memorandum”) and (2) your Election Form (as they may be amended, collectively, the “Offering Documents”), which are incorporated herein by reference. This Cash Payment Right and the Offering Documents reflect the entire agreement between you and us with respect to this transaction. This Cash Payment Right may be amended only by means of a writing signed by you and an authorized officer of Kopin.

KOPIN CORPORATION

By:
Name:
Title:

SCHEDULE A

SCHEDULE OF CASH PAYMENTS

Original Stated Date of Grant	Exercise Price Per Share	Number of Shares of Stock Underlying Eligible Options (or portions thereof) (A)	Eligible Option Expiration Date	Fair Market Value per Eligible Option as of August 28, 2008 Determined by Kopin Using Black Scholes (B)	Cash Payment Amount (A) x (B)

Total:

EXHIBIT D

KOPIN CORPORATION

OFFER TO PURCHASE ELIGIBLE OPTIONS

FORM OF EMAIL NOTIFICATION TO ELIGIBLE OPTIONEES

To:	Specified Employees
From:	Richard Sneider
Subject:	Important Information About Certain of Certain of Your Kopin Stock Option Grants

You are receiving this e-mail because certain of your stock options may be affected by Section 409A. Internal Revenue Code. Section 409A imposes certain adverse tax consequences (including income taxation during the year of vesting, an additional 20% penalty tax and interest charges) on stock options that were granted with an exercise price less than the fair market value of the underlying common stock on the “grant date” determined for tax purposes. Kopin Corporation is offering you by means of a tender offer (the “Offer”) the opportunity to sell these stock options (the “Eligible Options”) to avoid or minimize the potential Section 409A impact on your Eligible Options, all subject to the terms and conditions of the Offer documents.

The specific details of the Offer as well as some Frequently Asked Questions are included in the attached documents to this e-mail. You will also receive a hard copy of these documents. Additionally, you will receive a personalized election form (the “Election Form”) to the Offer which will summarize each Eligible Option you hold and the cash payment amount for those Eligible Options. The form of Election Form prior to personalization is included in the attached documents. If you do not receive your personalized Election Form, please contact Joan Evans immediately by telephone at 508-824-6696 extension 676 or by email at hrinfo@kopin.com.

We intend to hold informational meetings that will review the terms and conditions set forth in the documents. We will provide you with notice of the meeting place and time at a later date.

After reviewing the attached materials and your personalized Election Form, if you wish to participate in the Offer, you will need to complete and execute your personalized Election Form in accordance with the instructions on the form and submit the properly completed and executed Election Form via (i) facsimile to the attention of Joan Evans at 508-822-9018, (ii) pdf email to hrinfo@kopin.com or (iii) hand delivery to Joan Evans or Michelle Aucoin at Kopin Corporation, 200 John Hancock Road, Taunton, Massachusetts 02780. Submissions made by any other means will not be accepted. Your properly completed and executed Election Form must be submitted and received by us before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer). If your properly completed and executed Election Form is not submitted and received by us before 11:59 p.m., Eastern Time, on the Offer expiration date it will be disregarded.